UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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SCHEDULE 14A INFORMATION

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THE SECURITIES EXCHANGE ACT OF 1934

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Royal Caribbean Cruises Ltd.

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Royal Caribbean Cruises Ltd.

NOTICE OF 2014 ANNUAL MEETING AND PROXY STATEMENT

MIAMI, FL ½ MAY 12, 2014

PROXY SUMMARY

Our Annual Meeting is an important event and we look forward to welcoming you. It provides Management and the Board of Directors with an opportunity to receive collective feedback from our shareholder base on how we are performing. We place significant value on your opinion and we have strived to highlight in this summary key information for you to consider. It is important, however, that you read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders		Meeting Agenda

When:	May 12, 2014 9:00 AM EDT	—	Elect five directors
		—	Approve executive compensation
		—	Approve increase in shares reserved for purchase under 1994 Employee Stock Purchase Plan
Where:	JW Marriott Marquis Miami 255 Biscayne Boulevard Way Miami, Florida 33131	—	Ratify Pricewaterhouse Coopers LLP as our independent auditor for 2014
		—	Other business that may properly come before the meeting

Record Date:	March 24, 2014

Voting:	Shareholders as of the record date are entitled to vote.

Admission to Meeting:	We encourage our shareholders to attend the meeting. Proof of share ownership will be required for admission. See “General Information” for details.

Voting Matters and Vote Recommendation

	Page for More Information	Board Vote Recommendation
Election of five directors	21	FOR
Vote on executive compensation	28	FOR
Vote on 500,000 share increase in shares reserved under 1994 ESPP	56	FOR
Ratification of PwC as our independent auditor for 2014	59	FOR

Governance Highlights

We are committed to maintaining strong governance practices as we evolve as a company and have taken a number of important strides forward over the past year. These include:

DIRECTOR ELECTIONS	BOARD LEADERSHIP

In 2013, the Board adopted changes to our Bylaws to declassify the Board. Starting with this meeting, directors with expired terms will be elected for one year terms. Directors will continue to be elected by a majority of votes cast.

In 2013, the Board elected William Kimsey to serve as the Company’s lead director. In this role, Mr. Kimsey serves as the liaison between the Board’s non-management members and Chairman & CEO Richard D. Fain.
NEW BOARD MEMBER	MORE ROBUST STOCK OWNERSHIP GUIDELINES

In February 2014, the Board appointed John F. Brock, Chairman & CEO of Coca-Cola Enterprises as a new Board member, further contributing to the diversity in experience, attributes and skills of our Board.

In February 2014, we increased the stock ownership requirement for our CEO to 8 times base salary. We also increased the ownership requirements for our other executive officers and our outside directors to 5 times base salary and $240,000 respectively.

Other Key Governance Facts

Current size of the Board	11
Current number of Independent Directors	9
Audit, Compensation and Nominating Committees Consist Entirely of Independent Directors	Yes
All Directors Attended at least 75% of Meetings Held	Yes
Majority Voting for Directors	Yes
Non-Management Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Shareholder Ability to Call Special Meetings (50% threshold)	Yes
Shareholder Ability to Act by Written Consent	Yes
Poison Pill	No
Annual Vote on Executive Compensation	Yes
Management Succession Planning	Yes

Board Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
					AC	CC	NGC	SEH
Eyal M. Ofer	63	1995	Chairman, Zodiac Maritime Agencies	Yes			M	M
William K. Reilly	74	1998	Founding Partner, Aqua International Partners	No				C
Vagn O. Sørensen	54	2011	Former President & CEO, Austrian Airlines Group	Yes	M	M		M
Arne Alexander Wilhelmsen	48	2003	Chairman, AWILHELMSEN AS	Yes			M
John F. Brock	65	2014	Chairman & CEO, Coca-Cola Enterprises Inc.	Yes

Continuing Board Members (serving terms expiring at the 2015 or 2016 Annual Meeting)

		Director		Independent	Committee Memberships
Name	Age	Since	Principal Occupation		AC	CC	NGC	SEH
Richard D. Fain Chairman	66	1979	Chairman & CEO, Royal Caribbean	No
William L. Kimsey Lead Director	71	2003	Former CEO, Ernst & Young Global	Yes	C		M
Bernard W. Aronson	67	1993	Managing Partner, Acon Investments	Yes		M
Ann S. Moore	63	2012	Former Chairman & CEO, Time Inc.	Yes		M
Thomas J. Pritzker	63	1999	Executive Chairman, Hyatt Hotels	Yes			C
Bernt Reitan	65	2004	Former Executive Vice President, Alcoa	Yes	M	C

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
NGC	Nominating and Corporate Governance Committee
SEH	Safety, Environment and Health Committee

Executive Compensation Programs

We place significant focus on the design of our executive compensation programs as we believe their effectiveness is crucial to our success as a company. We work hard with the benefit of independent advisors to implement effective and prudent programs. Our objective is to strike an appropriate balance that incentivizes executives to achieve the objectives that shareholders want while ensuring that the compensation paid is in line with competitive norms and does not encourage undue risk-taking. In addition, while our programs emphasize both short- and long-term financial metrics, we also believe it important to reward executives for their focus on non-financial achievements, such as safety, guest satisfaction, employee engagement and environmental stewardship. There are a number of important variables that factor into our ultimate compensation design. We assess these variables regularly and strive diligently to continuously make improvements.

Snapshot of our 2013 Executive Pay Program
— Continued emphasis on “at risk” compensation

—     84% of target compensation for Chairman & CEO (and 71% for other named executive officers (“NEOs”)) varies based on Company performance

—     68% of Chairman & CEO’s target variable compensation tied to achievement of performance metrics

—     50% of long-term incentive awards comprised of performance shares

— Implemented design changes to continue to improve program relevance and effectiveness

—     Changed our Market Comparison Group to better reflect the market in which we compete for executive talent

—     Changed the financial measures in our annual incentive and performance share programs to further align short-term metrics against earnings (EPS ) and long-term interests against returns on invested capital (ROIC)

— Implemented compensation decisions in line with pay-for-performance philosophy and objectives	— Weighted compensation changes for our NEOs towards long-term incentive awards — Provided no base salary increase to our Chairman & CEO and standard market increases to our other NEOs
— Continued to receive strong shareholder support on our NEO compensation programs

—     At our 2013 annual meeting, shareholders approved our 2012 NEO compensation with over 93% of the votes cast in favor of our practices

—     In light of shareholder support, the Compensation Committee did not make any significant changes to its approach to executive compensation

—     The Compensation Committee plans to consider the outcome of say-on-pay votes when making future compensation decisions for NEOs.

2013 was a challenging year for the industry and we had to once again overcome the significant impact of widespread negative industry media coverage and other unusual events. Despite these setbacks, our 2013 profit achieved the level predicted at the beginning of the year. We believe these results nicely demonstrate the strength and resilience of our business. Our compensation programs responded to these outcomes as outlined below.

How We Performed	How We Paid our Executives

—    Adjusted EPS* of $2.40 (midpoint of early 2013 guidance)

—    Net revenue yield better than midpoint of early 2013 guidance

—    Cumulative five-year shareholder return over 250%

—    While improved from 2012, ROIC was 3.1% below target at the beginning of the year

—    Significant operational/strategic achievements, including:

¡     Record guest satisfaction ratings

¡      Onboard revenue yields up 7.6% year-over-year

¡     Implementation of profitability initiatives

¡      Successful execution of debt refinancing strategy

—    Paid bonuses to our NEOs between 102% and 121% of target depending upon component weighting and performance (CEO bonus at 109.7% of target)

—    Performance shares based on 2013 ROIC earned at 82% of target

* See Annex A for a reconciliation of non-GAAP and GAAP measures presented.

In furtherance of our compensation package objectives, we maintain a high level of corporate governance standards within our executive compensation programs as follows:

What We Do	What We Don’t Do

  —     Hold our executives to meaningful stock ownership              guidelines

  —     In the event of a Change-in-Control, only provide              severance benefits if there is an accompanying              termination

  —     Offer limited perquisites or other executive-only              benefits

  —     Design our programs so as not to encourage              unnecessary and excessive risk taking

— No repricing of underwater stock options — No tax-gross up provisions on any change-in- control severance benefits — No tax-gross ups provided on perquisites or executive benefits

The foregoing summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and we urge you to read the entire proxy statement carefully before voting.

ROYAL CARIBBEAN CRUISES LTD.

1050 Caribbean Way

Miami, Florida 33132

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Royal Caribbean Cruises Ltd. will be held at 9:00 A.M., Eastern Daylight Time, on Monday, May 12, 2014 at the JW Marriott Marquis Miami, 255 Biscayne Boulevard Way, Miami, Florida, 33131, for the following purposes:

1.	To elect five directors to our Board of Directors, each for a one-year term expiring in 2015;

2.	To hold an advisory vote to approve the compensation of our named executive officers;

3.	To approve an amendment to our 1994 Employee Stock Purchase Plan to increase the number of authorized shares reserved for purchase thereunder;

4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 24, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

As in prior years, we will furnish our proxy materials over the Internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are sending a Notice of Internet Availability of Proxy Materials rather than a full paper set of the proxy materials, unless you previously requested to receive printed copies. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials. This process will substantially reduce the costs associated with printing and distributing our proxy materials.

To make it easier for you to vote, Internet voting is available. The instructions on the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, you are urged to vote as soon as possible by Internet or mail so that your shares may be voted in accordance with your wishes. The giving of a proxy does not affect your right to revoke it later or vote your shares in person in the event you should attend the Annual Meeting.

April 1, 2014	Bradley H. Stein
General Counsel and Secretary

ROYAL CARIBBEAN CRUISES LTD.

1050 Caribbean Way

Miami, Florida 33132

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2014

This proxy statement is being furnished to you in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the JW Marriott Marquis Miami, 255 Biscayne Boulevard Way, Miami, Florida, 33131, on Monday, May 12, 2014 at 9:00 a.m., Eastern Daylight Time, and any adjournments or postponements thereof. References in this proxy statement to “we,” “us,” “our,” the “Company” and “Royal Caribbean” refer to Royal Caribbean Cruises Ltd. The complete mailing address, including zip code, of our principal executive offices is 1050 Caribbean Way, Miami, Florida 33132 and our telephone number is (305) 539-6000.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

Under the rules adopted by the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process should expedite shareholders’ receipt of these materials, lower the costs of our Annual Meeting and help to conserve natural resources. On or about April 1, 2014, we mailed to each of our shareholders (other than those who previously requested electronic or paper delivery), a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this proxy statement and our Annual Report, on the Internet and how to access a proxy card to vote on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials at www.proxyvote.com.

GENERAL INFORMATION

Who May Vote

Each share of our common stock outstanding as of the close of business on March 24, 2014 (the record date) is entitled to one vote at the Annual Meeting. At the close of business on March 24, 2014, 222,036,105 shares of our common stock were outstanding and entitled to vote. You may vote all of the shares owned by you as of the close of business on the record date. These shares include shares that are (1) held of record directly in your name (in which case, you are a “Record Holder” with respect to such shares) and (2) held for you as the beneficial owner through a broker, bank, or other nominee (in which case, you are a “Beneficial Holder” with respect to such shares). There are some distinctions between being a Record Holder and a Beneficial Holder as described herein.

Shares held of record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the Record Holder with respect to those shares, and the Notice of Internet Availability was sent directly to you by Royal Caribbean. As the Record Holder, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the Internet as described in the Notice and below under the heading “How to Vote.”

Shares owned beneficially

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the Beneficial Holder of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the Beneficial Holder, you have the right to direct your broker or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting.

Requirements to Attend the Annual Meeting

You are invited to attend the Annual Meeting if you are a Record Holder or Beneficial Holder as of March 24, 2014. If you are a Record Holder, you must bring proof of identification such as a valid driver’s license for admission to the Annual Meeting. If you are a Beneficial Holder, you will need to provide proof of ownership by bringing either your proxy card provided to you by your broker or a copy of your brokerage statement showing your share ownership as of March 24, 2014.

How to Vote

Voting in Person

Shares held in your name as the Record Holder may be voted in person at the Annual Meeting. Shares for which you are the Beneficial Holder may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Voting Without Attending the Annual Meeting

Regardless of how you hold your shares, you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held as a Beneficial Holder, by submitting voting instructions to your broker, bank or nominee. You may also vote using the Internet or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker, or other holder of record provided to you for more information on these options. Votes cast by Internet have the same effect as votes cast by submitting a written proxy card.

How Proxies Work

All properly executed proxies will be voted in accordance with the instructions contained thereon and, if no choice is specified, the proxies will be voted:

•	FOR the election of the five nominees for director named below (Proposal No. 1);

•	FOR the approval of the compensation of our named executive officers (Proposal No. 2);

•	FOR the amendment of the 1994 Employee Stock Purchase Plan (Proposal No. 3); and

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP (Proposal No. 4).

Under New York Stock Exchange (“NYSE”) rules, if you are a Beneficial Holder and you do not instruct the nominee in a timely fashion how to vote your shares (so-called “broker non-votes”), the broker or nominee can vote your shares as it sees fit only on matters that are determined to be routine, and not on any other proposal. Proposal No. 4 regarding the ratification of the auditors is a routine proposal and, accordingly, your nominee may vote on such proposal even if it does not receive voting instructions from you. Your nominee cannot vote on Proposals No. 1, 2 or 3 without your instructions.

Matters to be Presented

We are not aware of any matters to be presented for a vote at the Annual Meeting other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Vote Necessary to Approve Proposals

We will hold the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are represented at the Annual Meeting in person or by proxy. If you vote via the Internet or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

The affirmative vote of a majority of the votes cast by the holders of outstanding shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote with respect to the subject proposal is required to approve each Proposal.

Although abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, they will not have any effect on the outcome of any proposal.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of common stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies. They shall also receive, count and tabulate ballots and votes and determine the results thereof.

Revoking a Proxy

Any proxy may be revoked by a shareholder at any time prior to the final vote at the Annual Meeting by voting again on a later date via the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by signing and submitting a later-dated proxy or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to our corporate secretary at 1050 Caribbean Way, Miami, Florida 33132 a written notice of revocation prior to the Annual Meeting.

CORPORATE GOVERNANCE

We are committed to maintaining strong governance practices as we evolve as a company and have taken a number of important strides forward over the past year. These include declassifying the Board, appointing a Lead Director to serve as the liaison between the Board’s non-management members and the Chairman & Chief Executive Officer (“CEO”), adding a new Board member to further expand the diversity of skills and experience on the Board and increasing our stock ownership guidelines.

Corporate Governance Principles

We have adopted corporate governance principles which, along with our Board committee charters, provide the framework for the governance of the Company. The corporate governance principles address such matters as director qualifications, director independence, director compensation, board committees and committee evaluations. We believe that the corporate governance principles comply with the corporate governance rules adopted by the NYSE. A copy of these principles is posted in the corporate governance section on our website at www.rclinvestor.com.

Board of Directors and Committees

Meetings

The Board held five meetings during 2013. In 2013, each of our current directors attended at least 75% of an aggregate of all meetings of the Board and of any committees on which he or she served during the period the director was on the Board or committee.

Our non-management directors regularly meet in executive sessions as and when needed. In addition, if any non-management director does not qualify as independent, the independent directors meet in executive session at least once per year. The Lead Director presides at such meetings.

We do not have a formal policy regarding Board member attendance at the annual shareholders meeting. One of our Board members attended our 2013 annual shareholders meeting.

Board Committees

The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Safety, Environment and Health Committee. Each committee has adopted a written charter, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, annually evaluates its performance and has the authority to retain outside advisors in its discretion. The primary responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found in the corporate governance section on our website at www.rclinvestor.com. In addition to these committees, the Board may, from time to time, authorize additional Board committees to assist the Board in executing its responsibilities.

Audit Committee

The current members of the Audit Committee are William L. Kimsey (Chair), Bernt Reitan and Vagn O. Sørensen. The Board has determined that each member of the Audit Committee is independent within the meaning of the NYSE and SEC standards of independence for directors and audit committee members.

The Audit Committee is responsible for the oversight of:

•	the integrity of our financial statements;

•	the qualifications and independence of our principal independent auditor;

•	the performance of our internal audit function and principal independent auditor; and

•	our compliance with the legal and regulatory requirements in connection with the foregoing.

In furtherance of its purpose, the Audit Committee regularly reviews and discusses with management and the principal independent auditor the annual audited and quarterly financial statements of the Company and related disclosures. The Audit Committee is also responsible for preparing the Audit Committee report required by the rules of the SEC, which is included in this proxy statement under the heading “Report of the Audit Committee.”

The Board has concluded that Mr. Kimsey and Mr. Sørensen each qualify as an “audit committee financial expert” within the meaning of SEC rules. In addition, although Mr. Sørensen simultaneously serves on the audit committees of more than three public companies, the Board has determined that such simultaneous service does not impair Mr. Sørensen’s ability to effectively serve on the Company’s Audit Committee.

The Audit Committee met nine times in 2013.

Compensation Committee

The current members of the Compensation Committee are Bernt Reitan (Chair), Bernard W. Aronson, Ann S. Moore and Vagn O. Sørensen. The Board has determined that each member of the Compensation Committee is independent within the meaning of the NYSE standards of independence for directors and compensation committee members.

The Compensation Committee has overall responsibility for approving and evaluating the executive compensation plans, policies and programs of the Company. Among other responsibilities, the Compensation Committee annually reviews and approves corporate goals and objectives relevant to the compensation of our Chairman & CEO, evaluates his performance in light of those goals and sets compensation levels based on this evaluation. The Compensation Committee also annually reviews and sets the compensation levels of the other senior executives of the Company. The Compensation Committee periodically reviews and makes recommendations to the Board with respect to the compensation of all directors of the Company.

The Compensation Committee has engaged Towers Watson, an executive compensation consulting firm, to regularly provide independent advice on the composition of our market comparison group, our compensation plan risk, current trends in executive and director compensation design and the overall levels of compensation and types and blend of various compensation elements. Towers Watson has direct access to the Compensation Committee’s members and advises them regarding matters for which the Compensation Committee is responsible. Towers Watson also regularly confers with our senior management and human resources department to collect, analyze and present data requested by the Compensation Committee. In 2013, the fees for any additional services provided by Towers Watson to the Company did not exceed $120,000.

The Compensation Committee has assessed the independence of Towers Watson and concluded that no conflict of interest exists that would prevent Towers Watson from independently representing the Compensation Committee.

Regarding the compensation for the senior executives other than the Chairman & CEO, the Compensation Committee consults with and receives the recommendation of the Chairman & CEO but the Compensation Committee is ultimately responsible for determining whether to accept such recommendations.

The Compensation Committee is responsible for preparing the Report of the Compensation Committee included in this proxy statement, reviewing and discussing the Compensation Discussion and Analysis with management and recommending to the Board the inclusion of the Compensation Discussion and Analysis in the proxy statement as required by the rules of the SEC.

The Compensation Committee met two times in 2013.

Compensation Committee Interlocks and Insider Participation

During 2013, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries, (b) was a former officer of the Company or any of its subsidiaries or (c) engaged in any related person transactions with the Company requiring disclosure under SEC rules. During 2013, no executive officer of the Company served as a member of the board of directors or on the compensation committee of any other company, one of whose executive officers or directors serve or served as a member of the Board or Compensation Committee of the Company.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Thomas J. Pritzker (Chair), William L. Kimsey, Eyal M. Ofer and Arne Alexander Wilhelmsen. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE standards of independence for directors.

The Nominating and Corporate Governance Committee assists the Board by identifying and recommending to the Board qualified individuals for nomination as members of the Board, recommending to the Board corporate governance principles, reviewing and making recommendations to the Board concerning Board committee composition, structure, operations and board reporting, and overseeing the evaluation of Board and management performance.

The Nominating and Corporate Governance Committee has engaged in the past and may engage in the future third parties to identify or assist in identifying potential director nominees.

The Nominating and Corporate Governance Committee does not have a formal policy on the consideration of director candidates recommended by shareholders because the Nominating and Corporate Governance Committee to date has not felt it necessary to adopt such a policy. Nonetheless, we have adopted procedures by which shareholders may communicate to the Board recommendations for director candidates. These procedures are set forth in our Bylaws.

In identifying and evaluating candidates, the Nominating and Corporate Governance Committee considers the personal and professional ethics, integrity and values of the candidate, his or her willingness and ability to evaluate, challenge and stimulate, and his or her ability to represent the long-term interests of the shareholders. The Nominating and Corporate Governance Committee also considers the candidate’s experience in business and other areas that may be relevant to the activities of the Company, his or her leadership ability, the applicable independence requirements, the current composition of the Board and the appropriate balance between the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Although the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Board recognizes the value of diversity and endeavors to have a Board comprised of individuals with varying backgrounds and experience in business and in other areas that may be relevant to our activities. The Board believes the current Board, which includes members with experience in, among other things, maritime, environmental matters, travel and leisure, aviation, beverage, branding and marketing, finance, accounting, real estate and international affairs, embodies this objective.

The Nominating and Corporate Governance Committee met five times in 2013.

Safety, Environment and Health Committee

The current members of the Safety, Environment and Health Committee are William K. Reilly (Chair), Eyal M. Ofer and Vagn O. Sørensen.

The Safety, Environment and Health Committee assists the Board in its oversight of our management concerning the implementation and monitoring of our safety (including security), environmental and health programs and policies. As part of its responsibilities, the Safety, Environment and Health Committee monitors our overall safety, environment and health compliance performance and reviews safety, environment and health programs and policies on board our cruise ships.

The Safety, Environment and Health Committee met four times in 2013.

Board Leadership Structure

The Board believes that one of its key responsibilities is to evaluate and implement an optimal leadership structure to facilitate appropriate oversight by an engaged Board of Directors. The Board has considered these matters during the past year and has made a number of changes towards making its operation more effective. After consideration, the Board believes the current leadership structure is appropriate under current circumstances. In keeping with the Company’s continuous improvement philosophy, however, the Board will review this again during the coming year to evaluate whether further improvements are advisable.

The current leadership structure of the Board consists of:

Name	Title
Richard Fain	Chairman & Chief Executive Officer
William Kimsey	Lead Director, Chairman of Audit Committee
Bernt Reitan	Chairman of Compensation Committee

Name	Title
Thomas Pritzker	Chairman of Nominating and Corporate Governance Committee
William Reilly	Chairman of Safety, Environment and Health Committee

In 2013, the Board named Mr. Kimsey as Lead Director. As Lead Director, Mr. Kimsey is responsible for presiding at and calling meetings of non-management directors, serving as a liaison between the Chairman and the non-management directors, advising the Chairman on and approving Board meeting agendas and schedules as well as the information sent to the Board and, if requested by major shareholders, ensuring that he is available for consultation and direct communication. The Lead Director serves at the pleasure of the non-management directors and may be replaced at any time by a majority of the non-management directors.

The Board also reviewed the management structure within the Company and particularly the combined role of Chairman & CEO. After consideration, the Board concluded that combining the roles is the most appropriate for our current circumstances. Mr. Fain has served as both Chairman & CEO for over 25 years. His experience and knowledge of our company and his position in our industry are unparalleled. He has effectively led the Company in both roles during the company’s evolution over the last several decades, including through a number of challenging industry and macroeconomic environments. Over the years, he has developed strong working relationships and trust with other members of the Board. Further, the Board believes that the significant leadership roles undertaken by Mr. Kimsey as well as the various non-management directors who chair the other Board committees strike an appropriate balance between effective Board leadership and independent oversight of management.

While currently appropriate, the Board notes that this conclusion is very specific to today’s circumstances. As the specific circumstances change, the Board intends to review the leadership structure, including the issue of combining the Chairman and Chief Executive Officers roles, and to make any changes that are appropriate at that time.

Succession Planning

Our Board, with the assistance of our Compensation Committee, oversees Chief Executive Officer succession planning. This past year, we received a proposal for the 2014 Annual Meeting from shareholders Robert L. Kurte and Harold Kurte (the “Kurtes”) to amend our corporate governance principles to include a more detailed succession planning policy. While the Board has always addressed succession planning matters as part of its ongoing responsibilities, the Board determined following receipt of the Kurtes’ proposal to amend our corporate governance principles to expand and better formalize our succession planning processes. In view of our amendment to our corporate governance principles, the Kurtes have agreed to withdraw their proposal. We wish to acknowledge the Kurtes and thank them for bringing this matter to our attention and for their role in strengthening our corporate governance principles.

In accordance with these corporate governance principles, our Board recently performed a review of management succession planning. In addition to reviewing the qualifications for the Chief Executive Officer job, the Board evaluated potential successors to the position and considered the appropriate process going forward. In addition, the Board reviewed management development programs within the Company to assist executives in enhancing their skills and experience so as to prepare them for greater responsibilities in the future. Lastly, the Board reviewed our emergency management succession plan.

Risk Oversight and Board Role

We have a formal enterprise risk management program. Pursuant to this program, management annually performs a company-wide enterprise risk assessment under the supervision of the Audit & Advisory Services department. This assessment is updated at least once during the course of the year. The assessment identifies those risks inherent in our business plans and strategies with the greatest potential to impact the achievement of our business objectives. This assessment is used to provide us with a risk-based approach to managing our business. Management reviews and discusses the risk assessment report and updates thereto with the Audit Committee and the Board. In addition, committees of the Board consider and review with management at regularly scheduled committee meetings ongoing financial, strategic, operational, legal and compliance risks inherent in the business activities applicable to each committee’s area of responsibility. The committee chairs inform the Board of the outcome of these reviews through reports to the Board at the regularly scheduled Board meetings.

Director Independence

Under the corporate governance rules of the NYSE and our corporate governance principles, a majority of our directors are required to be independent within the meaning of the NYSE standards of independence for directors. Our corporate governance principles contain guidelines established by the Board to assist it in determining director independence in accordance with these NYSE standards. The Board believes that directors who do not meet the NYSE’s independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom, and the Board expects that some minority of its Board will not meet the NYSE’s independence standards.

To be considered independent under the NYSE independence standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company or any of its subsidiaries (collectively, the “Royal Caribbean Group”). The Board has established the following guidelines to assist it in determining director independence in accordance with those standards:

•	A director will not be independent if:

•

the director is, or has been within the preceding three years, an employee of the Royal Caribbean Group, or an immediate family member is, or has been within the preceding three years, an executive officer of the Royal Caribbean Group, other than in each instance as interim Chairman, interim Chief Executive Officer (“CEO”) or other interim executive officer;

•

the director or an immediate family member has received during any twelve-month period within the preceding three years more than $120,000 in direct compensation from the Royal Caribbean Group other than (A) director and committee fees, (B) pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (C) compensation for former services as an interim Chairman, interim CEO or other interim executive officer or (D) compensation to an immediate family member for service as a non-executive employee of the Royal Caribbean Group;

•

the director is a current partner or employee of Royal Caribbean’s internal or external auditor (in either case, the “Auditor”) or has an immediate family member who is either (A) a current partner of the Auditor or (B) a current employee who personally works on Royal Caribbean’s audit;

•	the director or an immediate family member was within the last three years a partner or employee of the Auditor and personally worked on Royal Caribbean’s audit within that time;

•

the director or an immediate family member is, or has been within the preceding three years, employed as an executive officer of another company where any of Royal Caribbean’s current executive officers at the same time serves or served on the compensation committee of that other company; or

•

the director is an employee of another company that does business with the Royal Caribbean Group, or the director has an immediate family member that is an executive officer of another company that does business with the Royal Caribbean Group and, in either case, the annual payments to, or payments from, the Royal Caribbean Group within any of the three most recently completed fiscal years exceed $1,000,000 or two percent of the annual consolidated gross revenues of the other company (whichever is greater).

•	The following commercial relationships will not be considered to be material relationships that would impair a director’s independence:

•

if a director is an employee of another company that does business with the Royal Caribbean Group and the annual payments to, or payments from, the Royal Caribbean Group are less than $1,000,000 or two percent of the annual consolidated revenues of the company he or she serves as an employee (whichever is greater);

•

if a director is an employee of another company which is indebted to the Royal Caribbean Group, or to which the Royal Caribbean Group is indebted, and the total amount of indebtedness to the other is less than two percent or $1,000,000 (whichever is greater) of the total consolidated assets of the company he or she serves as an employee; and

•

if an immediate family member of a director is an executive officer of another company that does business with the Royal Caribbean Group, and the annual payments to, or payments from, the Royal Caribbean Group, are less than two percent or $1,000,000 (whichever is greater) of the annual consolidated revenues of the company the immediate family member serves as an executive officer.

Each director must regularly disclose to the Board whether his or her relationships satisfy these independence tests. Based on these disclosures and other information available to it, the Board has determined that each of the directors is independent with the exception of Messrs. Fain and Reilly. Mr. Fain is not considered independent as a result of his position as Chairman & CEO of the Company. Mr. Reilly is not considered independent due to his consulting arrangement with the Company, which is described under the heading “Consulting Arrangement with William K. Reilly.” In determining that Mr. Pritzker is independent, the Board considered that he is Chairman of a company that in 2013 provided hotel accommodations to our guests in the ordinary course of business of approximately $1.2 million.

Family Relationships

There are no family relationships among our officers and directors or director nominees.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, including our executive officers, and our directors. A copy of the Code of Business Conduct and Ethics is posted in the corporate governance section on our website at www.rclinvestor.com and is available in print, without charge, to shareholders upon written request to our Corporate Secretary at Royal Caribbean Cruises Ltd., 1050 Caribbean Way, Miami, Florida 33132. Any amendments to the code or any waivers from any provisions of the code granted to executive officers or directors will be promptly disclosed to investors by posting on our website at www.rclinvestor.com.

Amendments to our Articles of Incorporation

Any amendment to our Articles of Incorporation generally requires the authorization by affirmative vote of the holders of not less than two-thirds of all outstanding shares entitled to vote. This requirement does not apply to (1) an amendment to change our registered agent or registered address; (2) an amendment to change the authorized number of shares of stock; or (3) an amendment for establishing and designating the shares of any class or of any series of any class. In the first two cases, our Articles of Incorporation can be amended by the affirmative vote of the holders of a majority of all of our outstanding shares entitled to vote. In the third case, our Board has the power to establish and designate new classes of preferred stock.

Contacting Members of the Board

Interested parties who wish to communicate with non-management members of the Board can address their communications to the attention of our Corporate Secretary at our principal address or via email to corporatesecretary@rccl.com. The Corporate Secretary maintains a record of all such communications and promptly forwards to the Lead Director those communications that the Corporate Secretary believes require immediate attention. The Corporate Secretary periodically provides a summary of all such communications to the Lead Director and he, in turn, notifies the Board or the chairs of the relevant committees of the Board of those matters that he believes are appropriate for further action or discussion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

This table sets forth information as of February 28, 2014 about persons we know to beneficially own(1) more than five percent of our common stock.

Name of Beneficial Owner	Common Stock (#)		Percentage of Ownership(2)
AWILHELMSEN AS	41,966,472	(3)	18.9%
Baillie Gifford & Co.	11,370,481	(4)	5.1%
Osiris Holdings Inc.	11,277,680	(5)	5.1%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from February 28, 2014 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from February 28, 2014 have been exercised.

(2)	Applicable percentage ownership is based on 221,858,860 shares of Common Stock outstanding as of February 28, 2014.

(3)

AWILHELMSEN AS is a Norwegian corporation, the indirect beneficial owners of which are members of the Wilhelmsen family of Norway. The shares reported in the table include 6,711,705 shares owned by AWECO Invest AS, an affiliate of AWILHELMSEN AS. AWILHELMSEN AS has the power to vote and dispose of the shares owned by AWECO Invest AS pursuant to an agreement between A. Wilhelmsen AS and AWECO Invest AS. The address of AWILHELMSEN AS is Beddingen 8, Aker Brygge, Vika N-0118 Oslo, Norway.

(4)

Represents 11,370,481 shares beneficially owned by Baillie Gifford & Co, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK. The foregoing information is based solely on a Schedule 13G filed by Baillie Gifford & Co with the SEC on February 4, 2014.

(5)

Osiris Holdings Inc. (“Osiris”) is a Liberian corporation, the indirect beneficial owner of which is a trust primarily for the benefit of certain members of the Ofer family. The shares reported in the table include 9,656,380 shares owned by Osiris and 1,621,300 shares owned by a subsidiary of Osiris. The address of Osiris is c/o Bex Property Management S.A.M., 3 Ruelle Saint Jean, MC 98000 Monaco.

Security Ownership of Directors and Executive Officers

This table sets forth information as of February 28, 2014 about the amount of common stock beneficially owned(1) by (i) our directors; (ii) the named executive officers listed in the “Compensation Discussion and Analysis” below and (iii) our directors and executive officers as a group.

The number of shares beneficially owned by each named person or entity is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

No shares of common stock held by our directors or named executive officers have been pledged.

Name of Beneficial Owner	Common Stock (#)(2)		Percentage of Ownership(3)
Bernard W. Aronson	31,009		*
Michael W. Bayley	74,247		*
John F. Brock	—
Richard D. Fain	1,723,098	(4)	*
Adam M. Goldstein	360,706	(5)	*
William L. Kimsey	20,642		*
Harri U. Kulovaara	82,879		*
Jason T. Liberty	13,108		*
Ann S. Moore	6,314		*
Eyal M. Ofer	155,236	(6)	*
Thomas J. Pritzker	806,046	(7)	*
William K. Reilly	20,941		*
Bernt Reitan	26,628		*
Brian J. Rice	41,457		*
Vagn O. Sørensen	11,933		*
Arne Alexander Wilhelmsen	41,984,595	(8)	18.9%
All directors and executive officers as a group (20 persons)	45,487,941		20.5%

*	Denotes ownership of less than 1% of the outstanding shares of common stock

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from February 28, 2014 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from February 28, 2014 have been exercised.

(2)	The holdings reported in this column for each person include shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days from February 28, 2014 as follows:

Mr. Aronson	12,015	Mr. Kulovaara	77,983	Mr. Reitan	646
Mr. Bayley	59,553	Mr. Liberty	10,160	Mr. Rice	29,525
Mr. Fain	290,999	Mr. Ofer	20,593	Mr. Wilhelmsen	20,593
Mr. Goldstein	58,941	Mr. Pritzker	20,593	Director/Officer group	734,054
Mr. Kimsey	10,075	Mr. Reilly	12,015

The reported holdings also include 10,086 shares issuable to Mr. Fain on March 31, 2014 pursuant to his employment agreement. The reported holdings do not include options that are not exercisable within 60 days of February 28, 2014, restricted stock units that are not scheduled to vest or settle within 60 days of February 28, 2014 and performance shares that are not scheduled to vest within 60 days of February 28, 2014.

(3)	Applicable percentage ownership is based on 221,858,860 shares of common stock outstanding as of February 28, 2014.

(4)

Includes 426,912 shares owned by various trusts primarily for the benefit of certain members of the Fain family. Mr. Fain disclaims beneficial ownership of some or all of these shares. Does not include 121,300 shares owned by other trusts for the benefit of members of the Fain family in which Mr. Fain does not have any beneficial or pecuniary interest nor shares directly or indirectly owned by Mr. Fain’s adult children.

(5)	Includes 30,000 shares held by grantor trusts for certain members of the Goldstein family.

(6)	Does not include 11,277,680 shares beneficially owned by Osiris Holdings Inc.

(7)

Does not include shares of common stock held of record by trusts for the benefit of certain lineal descendants of Nicholas J. Pritzker, deceased, of which CIBC Trust Company (Bahamas) Limited (“CIBC”) is the sole trustee of such trusts. The address of CIBC, solely in its capacity as trustee of such trusts, is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(8)	Includes 41,966,472 shares beneficially owned by A. Wilhelmsen AS. Mr. Wilhelmsen disclaims beneficial ownership of these shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity plan information as of December 31, 2013.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	4,143,806	(1)	$36.30	(2)	4,540,402	(3)
Equity compensation plans not approved by security holders(4)	—		—		—
Total	4,143,806		$36.30		4,540,402

(1)

Includes outstanding stock options, unvested restricted stock units and unvested performance shares under the following plans: the 1995 Incentive Stock Option Plan, the 2000 Stock Award Plan and the 2008 Equity Incentive Plan.

(2)	Represents the weighted average exercise price of stock options outstanding without regard to equity awards that have no exercise price (including restricted stock units and performance shares).

(3)	Includes shares available for issuance under the 2008 Equity Incentive Plan.

(4)	Does not include shares issuable to Mr. Fain on a quarterly basis under his employment agreement. See the discussion under the heading “Employment Agreements” for additional information.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, certain officers and persons who beneficially own more than ten percent of our common stock to file reports on Forms 3, 4 and 5 with the SEC. Based solely upon a review of such reports filed since the Company last made such a disclosure in its proxy statement distributed in connection with the 2013 Annual Meeting, all reporting persons filed on a timely basis the reports required by Section 16(a) of the Exchange Act.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

In September 2013, our Board amended our Bylaws to phase out the classification of the Board and provide for the annual election of directors. Beginning with this Annual Meeting, directors will be elected to hold office until the next annual shareholders meeting and until a respective successor is duly elected and qualified.

Our Board is presently comprised of eleven members. The terms of five directors will expire at the 2014 Annual Meeting. The Nominating and Corporate Governance Committee recommended, and our Board nominated each of these five directors for re-election. Of the five nominees, three of the nominees were elected at the 2011 annual meeting. The other two nominees, Vagn Sørensen and John Brock, were appointed to the Board in July 2011 and February 2014, respectively. Our remaining directors will continue to serve the balance of their existing terms.

If any of the nominees is unexpectedly unavailable for election, shares represented by validly delivered proxies will be voted for the election of a substitute nominee designated by our Board or our Board may determine to reduce the size of our board. Each person nominated for election has agreed to serve if elected.

Directors Standing for Election

Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that the Board believes each nominee brings to the Board.

John F. Brock, 65, has served as a Director since February 2014. Mr. Brock has served as Chairman and Chief Executive Officer of Coca-Cola Enterprises Inc. since April 2008 and as Chief Executive Officer since April 2006. From February 2003 until December 2005, Mr. Brock was Chief Executive Officer of InBev, S.A., a global brewer, and from March 1999 until December 2002, he was Chief Operating Officer of Cadbury Schweppes plc, an international beverage and confectionery company. From April 2007 to December 2007, Mr. Brock served as a director of Dow Jones & Company, Inc., a publisher and provider of global business and financial news. From 2004 to 2006, he served as a director of the Campbell Soup Company, a global manufacturer and marketer of branded convenience food products. From 2003 to 2005, he served as a director of Interbrew/Inbrew, a beer brewing company. He also served as a director of Reed Elsevier, a publisher, from 1997 to 2003. Mr. Brock’s experience as Chairman and CEO of one of the world’s largest Coca-Cola bottlers provides him not only with expertise in an industry important to our operations but also with leadership and consensus building skills that will be valuable to the Board.

Eyal M. Ofer, 63, has served as a Director since May 1995. Mr. Ofer is currently Chairman of Zodiac Maritime Agencies Limited, a private London based company which operates a diversified fleet of over 150 large ocean going vessels trading worldwide. Mr. Ofer is also Chairman of Global Holdings Inc., a private US based real estate holding company which specializes in large scale commercial real estate and high end residential developments. Its extensive holdings include prime properties in Manhattan and a controlling stake in Miller Global Properties, LLC, a large real estate investment fund focusing on North America and Europe. Mr. Ofer previously served as the Chairman and Chief Executive Officer of Deerbrook Limited from 1991 through 2011. As a member of the Board for over 15 years, Mr. Ofer brings considerable experience and insight in maritime and international matters affecting the company and the cruise industry.

William K. Reilly, 74, has served as a Director since January 1998. Mr. Reilly is the Founding Partner of Aqua International Partners L.P., a private equity fund established in 1997 and dedicated to investing in companies engaged in water and renewable energy, and he is a Senior Advisor to TPG Capital, LP, an international investment partnership. From 1989 to 1993, Mr. Reilly served as the Administrator of the U.S. Environmental Protection Agency. He has also previously served as the first Payne Visiting Professor at Stanford University, President of the World Wildlife Fund and President of The Conservation Foundation. He is Chairman Emeritus of the World Wildlife Fund, Chairman Emeritus of the ClimateWorks Foundation and Chairman of the Advisory Committee to the Nicholas Institute for Environmental Policy Solutions at Duke University. He serves as a director of National Geographic Education Foundation and the Packard Foundation. From 1993 until April

2012, Mr. Reilly also served on the Board of Directors of E.I. duPont de Nemours and Company and from 1997 until May 2013, he served on the Board of Directors of ConocoPhillips. In May 2010, President Obama named Mr. Reilly to serve as co-chair of the National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling, which released its report on January 11, 2011. In December 2012, the President named Mr. Reilly to the Council for Global Development. Mr. Reilly’s leadership roles within various environmental protection organizations, including the U.S. Environmental Protection Agency, the World Wildlife Fund and the National Geographic Society, and his involvement with the National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling allow him to bring substantial environmental knowledge and expertise to the Board.

Vagn O. Sørensen, 54, has served as a Director since July 2011. Mr. Sørensen brings to the Board over 20 years of experience in the aviation industry, having served as the President and CEO of Austrian Airlines Group from 2001 through 2006. Prior to that, he served in a variety of roles with Scandinavian Airlines Systems, including as Executive Vice President and Deputy CEO. He currently owns and is President of VS Consulting and serves as a Board member and Chairman for a number of corporations throughout Europe and Canada, including Air Canada, TDC A/S, FLSmidth, DFDS A/S and Lufthansa Cargo AG. Mr. Sørensen’s breadth of experience in the aviation industry and, before that, the insurance industry brings useful insight to the Board, especially with respect to matters impacting the travel industry and risk management. He also brings significant experience within the shipping industry and the travel industry gained through his service as Deputy Chairman of DFDS A/S, one of the largest short-seas operators in Europe, and as Chairman of Scandic Hotels, a large hotel chain in the Nordic region, respectively. His service on a number of other boards in Europe and Canada also allows him to provide the Board with diverse perspectives.

Arne Alexander Wilhelmsen, 48, has served as a Director since May 2003. Mr. Wilhelmsen is chairman of the board of directors of AWILHELMSEN AS, the holding company for the AWILHELMSEN group of companies, after having served as the Chairman of the board of directors of AWILHELMSEN Management AS from 2008 through June 2013. Mr. Wilhelmsen was elected Chairman of the Board of AWECO Invest AS in 2011. He has held a variety of positions within the AWILHELMSEN group of companies since 1995. From 1996 through 1997, Mr. Wilhelmsen was engaged as a marketing analyst for the Company and from 2001 through 2009 served as a member of the board of directors of Royal Caribbean Cruise Line AS, a wholly owned subsidiary of the Company that was responsible for the sales and marketing activities of the Company in Europe. Mr. Wilhelmsen served as the Chairman of the Board of The Containership Company ASA from August 2010 to August 2011. From 2005 through 2008, he served as a member of the board of directors of Awilco Offshore ASA (currently known as COSL Drilling Europe AS). Mr. Wilhelmsen’s varied business interests and shipping and maritime industry experience enable him to provide valuable business insight and knowledge to the Board. As the representative of the Company’s largest shareholder and one of the Company’s original founders, Mr. Wilhelmsen also provides a valuable historical perspective to the Board.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

Directors Continuing in Office

The following is biographical information on the remainder of our current directors as well as the key attributes, experience and skills that the Board believes such current directors bring to the Board.

Directors with Terms Expiring at the 2015 Annual Meeting

The following directors are serving for a term ending in 2015:

Bernard W. Aronson, 67, has served as a Director since July 1993. Mr. Aronson is currently Managing Partner of ACON Investments, LLC. Prior to that, he served as international advisor to Goldman, Sachs & Co. From June 1989 to July 1993, Mr. Aronson served as Assistant Secretary of State for Inter-American Affairs. Prior to that, Mr. Aronson served in various positions in the private and government sectors. Mr. Aronson is a member of the Council on Foreign Relations. Mr. Aronson serves or has served during the past five years as a director of Fifth & Pacific Companies, Hyatt Hotels Corporation, Chroma Oil and Gas, LP, Mariner Energy and Northern Tier Energy. Mr. Aronson serves on the Board of Directors of the National Democratic Institute for International Affairs and the Maryland/DC Chapter of The Nature Conservancy. As a member of the Council of Foreign Relations, a former Assistant Secretary of State and former international advisor to one of the largest investment banking firms, Mr. Aronson is appropriately suited to provide the Board with a global business perspective. His service on various other boards, including a number of energy companies, provides the Board with a depth of business experiences. In addition, as part of his responsibilities at ACON Investments, Mr. Aronson oversees a number of portfolio companies in the energy sector which provides the Board with unique insight into fuel pricing and hedging considerations.

Richard D. Fain, 66, has served as a Director since 1979 and as Chairman and Chief Executive Officer of the Company since 1988. Mr. Fain has been involved in the shipping industry for over 35 years. As the longest serving member of the Board, Mr. Fain provides the Board with substantial expertise in the cruise industry. In addition, his service as Chairman and Chief Executive Officer of the Company for over 25 years brings valuable leadership, strategic and managerial knowledge and experience to the Board.

Ann S. Moore, 63, has served as a Director since May 2012. Ms. Moore served as Chairman and Chief Executive Officer of Time Inc. from July 2002 to September 2010 and served as Chairman through December 2010. Prior to that, Ms. Moore was Executive Vice President of Time Inc., where she had executive responsibilities for a portfolio of magazines including Time, People, InStyle, Teen People, People en Español and Real Simple. Ms. Moore joined Time Inc. in 1978 in Corporate Finance. Since then, she held consumer marketing positions at Sports Illustrated, Fortune, Money and Discover, moving to general management of Sports Illustrated in 1983 and to publisher of People in 1991. She is also a director of Avon Products Inc. and the Wallace Foundation. Ms. Moore’s extensive experience in consumer-driven publishing and media brings to the Board recognized leadership capabilities as well as new and valuable perspectives in a variety of areas, including global branding and marketing.

Directors with Terms Expiring at the 2016 Annual Meeting

The following directors are serving for a term ending in 2016:

William L. Kimsey, 71, has served as a Director since April 2003. Mr. Kimsey was employed for 32 years through September 2002 with the independent public accounting firm Ernst & Young L.L.P. From 1998 through 2002, Mr. Kimsey served as the Chief Executive Officer of Ernst & Young Global and Global Executive Board member of Ernst & Young and from 1993 through 1998 as the Firm Deputy Chairman and Chief Operating Officer. Mr. Kimsey also serves on the board and the audit committees of Western Digital Corporation and Accenture Ltd. From 2004 until 2008, he served on the board of NAVTEQ Corporation and was the chairman of its audit committee. Mr. Kimsey is a certified public accountant and a member of the American Institute of Certified Public Accountants. As a practicing certified public accountant for many years and former Chief Executive Officer of one of the largest public accounting firms in the world, Mr. Kimsey brings substantial knowledge and expertise of accounting and finance matters to the Board.

Thomas J. Pritzker, 63, has served as a Director since February 1999. Mr. Pritzker is Executive Chairman of Hyatt Hotels Corporation and Chairman of Marmon Holdings, Inc. He served as a Director of TransUnion Corp., a credit reporting service company, until June 2010. He is Chairman and Chief Executive Officer of The Pritzker Organization LLC, which provides certain services primarily to and/or in connection with business interests of trusts for the benefit of various members of the Pritzker family. Mr. Pritzker is a member of the Board of Trustees of the University of Chicago and Chairman of the Art Institute of Chicago. Mr. Pritzker’s extensive business interests and responsibilities provide the Board with considerable experience and insight, particularly in the travel and leisure industry.

Bernt Reitan, 65, has served as a Director of the Company since September 2004. Until his retirement in August 2010, Mr. Reitan was an Executive Vice President of Alcoa Inc. and the Group President for the Global Primary Products division, with responsibility for the strategic management of Alcoa Inc.’s alumina refineries and primary aluminum smelters worldwide and associated businesses, such as metal purchasing, trading and transportation. Mr. Reitan joined Alcoa Inc. in 2000 as general manager of Alcoa World Alumina & Chemicals and was named President of Alcoa World Alumina & Chemicals in January 2001. In July of that year, he was elected a Vice President of Alcoa Inc. In January 2003, he was appointed President, Alcoa Primary Metals. In November 2004, he was named an Executive Vice President of the company. Before joining Alcoa Inc., he was employed for 20 years in a number of positions with Elkem ASA in Norway. Mr. Reitan has served on the board of Yara ASA since May 2009 and was elected Chairman of the Board (non-executive) on May 2012. Mr. Reitan served on the board of REC ASA from May 2010 until May 2012. He is Deputy-chair of the board of Trustees in ASF (American Scandinavian Foundation), a non-profit organization in New York. Mr. Reitan holds a master’s degree in civil engineering from the Technical University, Trondheim, Norway. As a former senior executive officer of Alcoa Inc., Mr. Reitan brings valuable leadership, strategic and managerial knowledge and experience as well as a multinational business perspective to the Board.

Director Compensation for 2013

Directors who are Company employees do not receive any fees for their services as directors. For services in the fiscal year 2013, each non-employee director was entitled to receive an annual cash retainer of $60,000 for a full year of service.

We pay additional annual cash retainers for serving as Lead Director and for chairing of and service on various Board committees as follows:

•	Lead Director, annual retainer of $50,000;

•	Chairman of the Audit Committee, annual retainer of $30,000;

•	Chairman of the Compensation Committee, annual retainer of $15,000;

•	Chairman of the Nominating and Corporate Governance Committee and the Safety, Environment and Health Committee, annual retainer of $6,000;

•	Non-chairman service on the Audit Committee, annual retainer of $15,000; and

•	Non-chairman service on the Compensation Committee, the Nominating and Corporate Governance Committee and the Safety, Environment and Health Committee, annual retainer of $5,000.

In addition to the retainers, we pay Board members $1,200 for each Board and Board committee meeting attended. Directors are reimbursed for their travel expenses, and occasionally for those of an accompanying guest, for meetings attended.

In 2013, each non-employee director received restricted stock units with an aggregate grant day value equal to $120,000. These restricted stock units vested in full immediately upon grant and settle one year following the date of grant. Our stock ownership guidelines require directors to accumulate ownership of at least $240,000 of our common stock, including the value of restricted stock and restricted stock units, within three years of becoming a director. If the value of their stock holdings falls below this amount, directors cannot sell shares of our common stock until the value once again exceeds the required amount.

In order to increase their knowledge and understanding of our business, we encourage our non-management Board members and their families to experience our cruises. As a result, we have adopted a Non-Management Director Cruise Policy. Under this policy, with certain limited exceptions, a Board member is entitled to up to two complimentary staterooms on two cruises per year for the Board member and any immediately family accompanying the Board member on the cruise. Additional guests traveling with a Board member will receive a 15% discount off the lowest available fare for up to 5 staterooms. The Chairman & CEO may grant exceptions to this policy in his discretion.

Consulting Arrangement with William K. Reilly

During 2013, we were a party to a consulting arrangement with Mr. Reilly pursuant to which we paid him $300,000 in consultancy fees in exchange for his providing services with respect to, and overseeing, our environmental programs. As part of his responsibilities, Mr. Reilly served on the Grants Committee of the Royal Caribbean Ocean Fund, a fund established to support marine conservation organizations in preserving the world’s oceans. This consulting arrangement terminated at the end of 2013.

The table below summarizes the compensation of each person serving as a non-employee director in 2013.

	2013 Director Compensation Table
Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)		Total
Morten Arntzen(4)	$15,467	$118,393	—		$133,860
Bernard W. Aronson	$73,400	$118,393	—		$191,793
William L. Kimsey	$133,017	$118,393	—		$251,410
Ann S. Moore	$73,400	$118,393	—		$191,793
Gert W. Munthe(5)	$41,029	$118,440	$17,559		$177,028
Eyal M. Ofer	$86,800	$118,393	—		$205,193
Thomas J. Pritzker	$78,000	$118,393	—		$196,393
William K. Reilly	$75,600	$118,393	$300,000	(6)	$493,993
Bernt Reitan	$109,200	$118,393	—		$227,593
Vagn O. Sørensen	$97,725	$118,393	$26,479		$242,597
Arne Alexander Wilhelmsen	$77,000	$118,393	—		$195,393

(1)

The column titled “Stock Awards” reports the fair value of restricted stock unit awards at their grant date in 2013 calculated in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense please see Note 9 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2013.

(2)

As of December 31, 2013, each of the non-employee directors listed in the table held 596 unvested restricted stock units, other than Mr. Arntzen, Ms. Moore, Mr. Munthe and Mr. Sørensen who did not hold any unvested restricted stock units. In addition, as of December 31, 2013, each non-employee director listed in the table held 3,335 vested restricted stock units, other than Mr. Munthe who held 3,262 vested restricted stock units. As of December 31, 2013, the non-employee directors listed in the table held options to purchase the following aggregate number of shares of common stock: Mr. Aronson; 11,369; Mr. Kimsey, 9,429; Mr. Ofer, 19,947; Mr. Pritzker, 19,947; Mr. Reilly, 11,369; Mr. Reitan, 3,378; and Mr. Wilhelmsen, 19,947.

(3)

Except as otherwise disclosed, these amounts include discounts on Company cruises provided to directors and travel expenses for spouses accompanying directors on business. The aggregate value of other compensation that would be reportable in this column made available to outside directors other than Mr. Munthe, Mr. Reilly and Mr. Sørensen is less than $10,000 per person.

(4)	Mr. Arntzen served on the Board until February 18, 2013.

(5)	Mr. Munthe served on the Board until May 22, 2013.

(6)	Includes amounts paid pursuant to the consulting arrangement described above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy and Procedures

We have a written Related Person Transaction Policy that requires review of all relationships and transactions in which the Company and any director or executive officer or their immediate family members or any 5% beneficial owner of the Company’s securities or their immediate family members have a direct or indirect material interest. Under this policy, each director, director nominee and executive officer is required to promptly notify the Corporate Secretary of any such transaction. The Corporate Secretary then presents such transactions to the Audit Committee and the Audit Committee is responsible for determining whether to approve or ratify the transactions. The following types of transactions are deemed not to create or involve a material interest on the part of the related person and do not require approval or ratification under the policy, unless the Audit Committee determines that the facts and circumstances of the transaction warrant its review:

•	transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000;

•	transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction;

•

transactions in which the related person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) which is a party to the transaction;

•

transactions in which the related person’s interest derives solely from his or her ownership of a class of equity shares of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis;

•	compensation arrangements of any executive officer, other than an individual who is an immediate family member of a related person; and

•	non-executive director compensation arrangements.

In reviewing transactions submitted to them, the Audit Committee reviews and considers all relevant facts and circumstances to determine whether the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders, including, without limitation:

•	the commercial reasonableness of the terms;

•	the benefit and perceived benefit, or lack thereof, to the Company;

•	opportunity costs of alternative transactions;

•	the character of the related person’s interest; and

•	the actual or apparent conflict of interest of the related person.

If after the review described above, the Audit Committee determines not to approve or ratify the transaction, it will be cancelled or unwound as the Audit Committee considers appropriate and practicable.

Related Person Transactions

The Audit Committee reviewed and approved or ratified all of the following transactions in accordance with our Related Person Transaction Policy.

During the fiscal year ended December 31, 2013, we paid Hyatt Hotels Corporation approximately $1.2 million for hotel stays of our guests. In addition, certain of our employees may stay at Hyatt Hotels while traveling on business and we may make use of Hyatt Hotels’ facilities for business purposes although Hyatt Hotels Corporation has no specific arrangement or understanding with us in that connection. Mr. Thomas J. Pritzker, one of our directors, is Executive Chairman of the Hyatt Hotels Corporation.

During the fiscal year ended December 31, 2013, we paid Mr. William K. Reilly, one of our directors, $300,000 under his consulting arrangement with us, which is described under the heading “Consulting Arrangement with William K. Reilly.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We place significant focus on the design of our executive compensation programs as we believe their effectiveness is crucial to our success as a company. We work hard with the benefit of independent advisors to implement effective and prudent programs. Our objective is to strike an appropriate balance that incentivizes executives to achieve the objectives that shareholders want while ensuring that the compensation paid is in line with competitive norms and does not encourage undue risk-taking. In addition, while our programs emphasize both short- and long-term financial metrics, we also believe it important to reward executives for their focus on non-financial achievements, such as safety, guest satisfaction, employee engagement and environmental stewardship. There are a number of important variables that factor into our ultimate compensation design. We assess these variables regularly and strive diligently to continuously make improvements.

Snapshot of our 2013 Executive Pay Program
• Continued emphasis on “at risk” compensation

•   84% of target compensation for Chairman & CEO (and 71% for other named executive officers (“NEOs”)) varies based on Company performance

•   68% of Chairman & CEO’s target variable compensation tied to achievement of performance metrics

•   50% of long-term incentive awards comprised of performance shares

• Implemented design changes to continue to improve program relevance and effectiveness

•   Changed our Market Comparison Group to better reflect the market in which we compete for executive talent

•   Changed the financial measures in our annual incentive and performance share programs to further align short-term metrics against earnings (EPS ) and long-term interests against returns on invested capital (ROIC)

• Implemented compensation decisions in line with pay-for-performance philosophy and objectives	• Weighted compensation changes for our NEOs towards long-term incentive awards • Provided no base salary increase to our Chairman & CEO and standard market increases to our other NEOs
• Continued to receive strong shareholder support on our NEO compensation programs

•   At our 2013 annual meeting, shareholders approved our 2012 NEO compensation with over 93% of the votes cast in favor of our practices

•   In light of shareholder support, the Compensation Committee did not make any significant changes to its approach to executive compensation

•   The Compensation Committee plans to consider the outcome of say-on-pay votes when making future compensation decisions for NEOs.

2013 was a challenging year for the industry and we had to once again overcome the significant impact of widespread negative industry media coverage and other unusual events. Despite these setbacks, our 2013 profit achieved the level predicted at the beginning of the year. We believe these results nicely demonstrate the strength and resilience of our business. Our compensation programs responded to these outcomes as outlined below.

How We Performed	How We Paid our Executives

•  Adjusted EPS* of $2.40 (midpoint of early 2013 guidance)

•  Net revenue yield better than midpoint of early 2013 guidance

•  Cumulative five-year shareholder return over 250%

•  While improved from 2012, ROIC was 3.1% below target at the beginning of the year

•  Paid bonuses to our NEOs between 102% and 121% of target depending upon component weighting and performance (CEO bonus at 109.7% of target)

•  Performance shares based on 2013 ROIC earned at 82% of target

•  Significant operational/strategic achievements, including:

•  Record guest satisfaction ratings

•  Onboard revenue yields up 7.6% year-over-year

•  Implementation of profitability initiatives

•  Successful execution of debt refinancing strategy

*	See Annex A for a reconciliation of non-GAAP and GAAP measures presented.

In furtherance of our compensation program objectives, we maintain a high level of corporate governance standards within our executive compensation programs as follows:

What We Do	What We Don’t Do

•  Hold our executives to meaningful stock ownership guidelines

•  In the event of a Change-in-Control, only provide severance benefits if there is an accompanying termination

•  Offer limited perquisites or other executive-only benefits

•  Design our programs so as not to encourage unnecessary and excessive risk taking

• No repricing of underwater stock options • No tax-gross up provisions on any change-in-control severance benefits • No tax-gross ups provided on perquisites or executive benefits

We discuss our compensation plans, policies and objectives for 2013 in detail below.

Named Executive Officers

Our NEOs for the fiscal year ended December 31, 2013 are set forth below.

Name	Title
Richard D. Fain	Chairman & Chief Executive Officer
Jason T. Liberty	Senior Vice President, Chief Financial Officer
Brian J. Rice	Vice Chairman
Adam M. Goldstein	President and Chief Executive Officer, Royal Caribbean International
Michael W. Bayley	President and Chief Executive Officer, Celebrity Cruises
Harri U. Kulovaara	Executive Vice President, Maritime

Each of the foregoing officers was also a NEO for 2012, other than Mr. Liberty who was appointed CFO in May 2013, succeeding Mr. Rice. Following this transition, Mr. Rice continued to serve as Vice Chairman of the Company for the balance of 2013 and through his retirement effective March 1, 2014. Given the significant change in the scope of Mr. Liberty’s responsibilities from 2012, where tables in this discussion reference comparisons to 2012 compensation, we have not included this information for Mr. Liberty as we do not believe the comparisons to be meaningful.

Executive Compensation Philosophy

We adhere to a pay-for-performance philosophy. In line with this philosophy, we have designed our compensation programs to support three main goals:

•	align the interests of our executives with the interests of our shareholders;

•	recruit, retain, and motivate an elite management team; and

•	reward positive contributions to both short-term and long-term corporate performance.

We provide compensation to our executives consisting of three principal elements: base salary, performance-based annual incentive bonus and equity awards. The objectives and key features of each pay element are described below.

Compensation Type	Pay Element	Objectives and Key Features
Base Salary

Objectives

The Committee sets salaries to provide a level of steady income in line with expertise, experience, tenure, performance, potential and scope of responsibility.

Key Features

•  Base salaries are set annually by the Compensation Committee and targeted to the market median

•  Standard market movement increases are provided based on merit

•  More meaningful salary increases are only provided based on promotion or market competitiveness

Annual Incentive Bonus

Objectives

The Committee structures the Executive Bonus Plan to focus executives on annual financial and operational performance enabling them to better manage the cyclic nature of our business and to reward executives for performance relative to our short-term goals and initiatives.

Key Features

•  The target bonus for each NEO is set by the Committee early in the year and targeted at the market median

•  For Chairman & CEO - payout on 100% of target determined by performance against financial and operational/strategic metrics established early in the year

•  For other NEOs - payout on two-thirds of target determined by performance against financial and operational/strategic metrics established early in the year; payout on remaining one-third determined based on individual performance

Compensation Type	Pay Element	Objectives and Key Features
Equity Awards – In General

Objectives

The Committee structures equity awards to align executive’s risk and investment decisions with shareholder interests, rewarding the achievement of long-term goals and focusing executives on total shareholder return. The Committee also believes that long-term equity awards promote stability and corporate loyalty among our executives.

Key Features

•  The equity award for each NEO is targeted to the market median; the actual long-term value realized will adjust upward or downward based on Company and stock price performance

•  Allocation of awards (based on grant date award fair value):

•       50% performance shares

•       50% time-based restricted stock units

Performance Shares

Key Features

•  Performance shares reward executives only if specified financial performance measures are met

•  Subject to performance measures, shares vest three years after grant date

•  Actual payout ranges from 0% to 200% of target award opportunity amount

•  For 2013, payout based on achievement of 2013 ROIC goals

	Time-Based Restricted Stock Units	Key Feature • Vest in four equal annual installments, starting on the first anniversary of the grant date

Our commitment to performance-based compensation is illustrated by the following pie charts which show the mix of each compensation component at target levels for our Chairman & CEO and for our other NEOs for 2013.

The percentages in the foregoing chart for the other NEOs represent a weighted average of each element of compensation for such officers.

Market Comparison Group

The process of making compensation decisions begins with establishing a Market Comparison Group. Our Market Comparison Group is the foundation of our annual compensation review and is used to help guide the Compensation Committee’s decisions regarding competitive pay levels and design architecture.

Although we strive for consistency, the companies that comprise our Market Comparison Group is reviewed and approved annually by the Compensation Committee using the following criteria:

•	Availability of public information — company is publicly-traded and compensation data is available in public filings;

•	Relevant industry group — company included in at least one of ten leisure and tourism industry groups;

•	Equivalent revenue — companies within 0.5 to 2 times our revenue

•	Similar business strategy — includes companies falling under hotels and motels, leisure time, leisure products and resort industry categories

•	Historical precedent — companies included in the prior year’s Market Comparison Group

For 2013 compensation decisions, our Compensation Committee relied on the review of our Market Comparison Group approved in September 2012. Significant changes were made to our peer group in 2012 (in relation to 2013 compensation) as shown below.

Company	Public Information	Relevant Industry Group	Equivalent Revenue	Similar Business Strategy	Historical Precedent
Alaska Air Group, Inc.	Yes	✓	✓		✓
Brunswick Corp.	Yes	✓	✓		✓
Cablevision Systems Corp.	Yes		✓		✓
Caesars Entertainment Corp.	Yes	✓	✓	✓
Carnival Corp.	Yes	✓		✓	✓
Darden Restaurants, Inc.	Yes	✓	✓		✓
Expedia Inc.	Yes	✓			✓
Hertz Global Holdings Inc	Yes	✓	✓		✓
IAC/Interactive	Yes				✓
JetBlue Airways Corporation	Yes	✓	✓
Las Vegas Sands Corp.	Yes	✓	✓	✓	✓
Mariott International Inc	Yes	✓	✓	✓	✓
MGM Mirage	Yes	✓	✓	✓	✓
Priceline.com Inc	Yes	✓	✓
Skywest Corp.	Yes	✓	✓		✓
Southwest Airlines	Yes	✓			✓
Starbucks Corp.	Yes	✓	✓		✓
Starwood Hotels & Resorts Worldwide, Inc.	Yes	✓	✓	✓	✓
US Airways Group	Yes	✓	✓		✓
The Wendy’s Company	Yes	✓			✓
Wyndham Worldwide Corp.	Yes	✓	✓	✓	✓

Company added to 2013 Market Comparison Group
Company removed from 2013 Market Comparison Group

In September 2013, the Committee approved further enhancements to our Market Comparison Group to be used for purposes of 2014 compensation decisions. We excluded US Airways due to a recent acquisition and added Norwegian Cruise Lines, a more direct competitor that recently went public.

Elements of the 2013 Executive Compensation Program

Base Salary

Base salaries comprise on average less than one-third of the total target compensation for our NEOs. However, base salaries are an important element of pay. The Compensation Committee seeks to pay each NEO a level of fixed compensation that competitively reflects the scope of responsibility.

The primary considerations used in setting base salary levels include each NEO’s:

After not receiving any salary increases in 2012, our NEOs received base salary increases in 2013 reflecting a standard market movement consistent with our broader employee population

•	scope of responsibilities;

•	expertise and experience;

•	tenure with the organization; and

•	performance and potential to further our business objectives.

The Compensation Committee generally reviews salaries in the early part of each year and, if appropriate, adjusts them to reflect changes in such considerations and to respond to market conditions and competitive pressures.

The table below summarizes the 2013 base salary increases for our NEOs. For 2013 and the seventh year in a row, our Chairman & CEO did not receive a base salary increase. Increases for our other NEOs were generally in line with our overall merit increase budget of 3%.

Mr. Bayley was promoted to his role as President & CEO of Celebrity Cruises in August 2012 and received an increase to base salary at that time; accordingly, no further increase was provided in 2013. Mr. Liberty was promoted to his role as SVP, Chief Financial Officer in May 2013 and received an increase consistent with his experience level and potential for growth. Prior to his promotion, Mr. Liberty was not an executive officer of the Company.

	Base Salary
Name	2012	2013	Percent Change
Richard D. Fain	$1,000,000	$1,000,000	0%
Jason T. Liberty(1)	n/a	$400,000	n/a
Brian J. Rice	$600,000	$625,000	4%
Adam M. Goldstein	$750,000	$775,000	3%
Michael W. Bayley	$575,000	$575,000	0%
Harri U. Kulovaara	$500,000	$520,000	4%

(1)

The base salary included for Mr. Liberty reflects his base salary following his promotion to Chief Financial Officer in May 2013. The base salary reported in the Summary Compensation Table includes the actual amounts paid to Mr. Liberty as base salary during 2013, including both before and after his May 2013 promotion.

Performance Based Annual Incentive

The opportunity for annual performance-based incentive payments under our Executive Bonus Plan comprises on average approximately 30% of the total target compensation for our NEOs and is designed to reward our executives for the achievement of the Company’s short-term financial and strategic goals and, in most instances, recognize individual contributions.

Prior to the beginning of each year, our operating plan for that year, which takes into account our anticipated performance, our growth and profitability objectives as well as the economic climate, is prepared by management and approved by the Board. Based on this plan, we set pre-established goals for the year that will determine bonus payout levels once our financial and operational performance is evaluated and confirmed following the end of the year.

Based on the financial and operational performance of our Company and cruise brands, actual annual incentives were generally paid at or above target for our NEOs and ranged from 102% to 121% of target

For 2013, the Committee established the following framework for the Executive Bonus Plan:

Target Annual Incentives:

The annual target performance-based incentive for each NEO is expressed as a percentage of base salary. In establishing the target percentage, the Committee takes into account the role and level of each executive and competitiveness with our Market Comparison Group.

In 2013, the target annual incentive was increased for Mr. Kulovaara based on market competitiveness. At the time of his promotion, Mr. Liberty also received an increase to his target annual incentive. The following table shows the 2012 and 2013 bonus targets of each NEO.

Name	2012 Bonus Target (% of base salary)	2013 Bonus Target (% of base salary)
Richard D. Fain	190%	190%
Jason T. Liberty	n/a	75%
Brian J. Rice	100%	100%
Adam M. Goldstein	130%	130%
Michael W. Bayley	100%	100%
Harri U. Kulovaara	65%	70%

Metrics and Weighting:

The performance-based annual incentive for each NEO is comprised of up to three award components, as applicable to each NEO: Corporate, Brand and Individual performance. The Compensation Committee assigns a specific weight to each of these components based on the executive’s role and his or her ability to influence the outcomes.

For 2013, both the Corporate and Brand bonus components were further divided into two subcomponents: financial (EPS for Corporate and brand-specific operating income for Brand) and key performance indicators (KPIs) as described in more detail below. As in 2013, financial results continued to be the predominant measure of both Corporate and Brand performance, comprising two-thirds of the bonus opportunity within each component. The following table shows the applicable measures and weights for each NEO.

	Award Components
	Corporate		Brand
Name	Financial	KPIs	Financial	KPIs	Individual
Richard D. Fain	66.7%	33.3%	—	—	—
Jason T. Liberty	44.5%	22.2%	—	—	33.3%
Brian J. Rice	44.5%	22.2%	—	—	33.3%
Adam M. Goldstein(1)	22.3%	11.1%	22.2%	11.1%	33.3%
Michael W. Bayley(1)	22.3%	11.1%	22.2%	11.1%	33.3%
Harri U. Kulovaara	44.5%	22.2%	—	—	33.3%

(1)	Brand performance for Mr. Goldstein is based on Royal Caribbean International. Brand performance for Mr. Bayley is based on Celebrity Cruises.

In February of each year, the Compensation Committee approves the Corporate and Brand performance targets for the upcoming year. For Corporate and Brand financial and KPI performance, performance level funding ranges from 0% to 300% at maximum. Performance level funding for the Individual component ranges from 0% to 200% at maximum.

Corporate and Brand Financial Measurement:

In 2013, the Compensation Committee approved a change to the Corporate and Brand financial measure from ROIC to earnings per share for Corporate and operating income for the Brand component. We believe earnings measures are more highly aligned with rewarding short-term performance.

Target EPS for 2013 was $2.40, the mid-point of the earnings guidance we announced in February 2013. In January 2014, we announced Adjusted EPS of $2.40 for 2013. This amount does not include restructuring and related charges of $56.9 million for 2013 related to our global restructuring actions and the pending sale of Pullmantur’s non-core businesses.

In determining the funding level for the EPS component for purposes of 2013 bonuses, consistent with the terms of the Executive Bonus Plan, we reduced Adjusted EPS by $0.05 per share in order to account for price variances in all fuel types from prices used in the February 2013 earnings guidance, net of the effects of fuel derivatives. This adjustment avoids penalizing or benefiting management for fluctuations in fuel prices.

This resulting amount of $2.35 per share yielded a funding level of 90% for the Corporate EPS component. For our Royal Caribbean International and Celebrity Cruises brands, operating income performance generated a funding level of 32% and 80%, respectively.

Corporate and Brand KPI Measurement:

For both the Corporate and Brand KPI measures, the following six key performance indicators (KPIs) are used, with equal weighting assigned to each:

KPI	Description
Net Revenue Yield	Represents net revenues per available passenger cruise day, which we believe to be the most relevant measure of our pricing performance
Net Cruise Costs excluding fuel

Represents gross cruise costs excluding commission, transportation and other expenses, which we believe to be the most relevant indicator of our ability to control costs in a manner that positively impacts income

Guest Satisfaction	Represents results of surveys measuring customer satisfaction with their most recent cruise, his or her intent to cruise again with us and his or her willingness to recommend others cruise with us
Employee Engagement

Represents results of shoreside and shipboard employee surveys measuring both employee satisfaction and employee engagement which is defined as the tendency of employees to exert discretionary effort for the benefit of the Company

Safety, Security, Health and Environmental Stewardship

Represents various metrics of safety, security, environment and health performance, which we believe key to our extremely high safety and security standards and our goal of being a good steward of the environmental resources we manage

Customer Engagement	Represents various metrics of our ability to engage with both new and repeat guests through a variety of media platforms and loyalty programs

The following table provides the results against each KPI for Corporate.

Key Performance Indicator	Corporate
Net Revenue Yield
Net Cruise Costs
Guest Satisfaction
Employee Engagement
Safety, Security, Health and Environmental Stewardship
Customer Engagement
Overall KPI Results
Resulting KPI Percentage Achieved	149%

KPI Scoring Status	Resulting Funding Level
Exceeds Base Range	121% - 300%
Achieves	81% - 120%
Below Base Range	0% - 80%

KPI performance for Royal Caribbean International and Celebrity Cruises resulted in a funding level of 131% and 122%, respectively, for the Brand KPI component of the bonus.

Individual Measurement:

The Individual performance component of our Executive Bonus Plan award is intended to reward managerial decision making, behavioral interaction and overall contribution. With the exception of Mr. Fain, all other NEOs have an Individual performance component. In determining the funding level of this component, the Compensation Committee considered the recommendation of Mr. Fain, including each NEO’s achievement of his individual goals and overall contribution to our successful growth, how each one directed their area of responsibility to meet challenges in the market and the results of specific projects they were responsible for during the year.

Actual 2013 Performance-Based Annual Incentive Payout

Based on the above performance results, the following table shows the 2013 performance-based annual incentive payout as a percentage of target for each bonus award component:

	2013 Actual Funding Levels by Component (as a % of target)			Total Funding Level (as a % of target)
Name	Corporate	Brand	Individual
Richard D. Fain	109.7%	n/a	n/a	109.7%
Jason T. Liberty	109.7%	n/a	145%	121.4%
Brian J. Rice	109.7%	n/a	130%	116.4%
Adam M. Goldstein	109.7%	65.0%	130%	101.6%
Michael W. Bayley	109.7%	94.1%	140%	114.6%
Harri U. Kulovaara	109.7%	n/a	140%	119.8%

In addition to his award under the Executive Bonus Plan, the Compensation Committee awarded Mr. Kulovaara a special performance bonus of $150,000 for his extraordinary effort and commitment to our newbuild program in preparation for the delivery of two new ships scheduled for 2014.

The following table shows each NEO’s target and actual Bonus award for 2013. The 2013 actual Bonus awards for all of our NEOs were within a close range of target, reflecting the Company’s solid but not exceptional results and our pay for performance philosophy.

	2013 Target Payout	Actual 2013 Annual Incentive Plan Payout by Component			Actual Total 2013 Payout		Actual Total 2012 Payout
Name		Corporate	Brand	Individual
Richard D. Fain	$1,900,000	$2,083,629	n/a	n/a	$2,083,629	(1)	$1,896,200
Jason T. Liberty	$300,000	$219,338	n/a	$144,986	$364,324		n/a
Brian J. Rice	$625,000	$456,955	n/a	$270,806	$727,761		$669,193
Adam M. Goldstein	$1,007,500	$368,351	$218,270	$436,540	$1,023,161		$906,659
Michael W. Bayley	$575,000	$210,225	$180,358	$268,307	$658,891		$553,861
Harri U. Kulovaara	$364,000	$266,130	n/a	$169,850	$585,980	(2)	$507,064(2)

(1)	Mr. Fain has elected to donate $1 million of his annual incentive plan payout to the Fain Scholarship Fund for the Royal Caribbean family (see below).

(2)	Includes a $150,000 bonus received by Mr. Kulovaara in each 2012 and 2013 in recognition of his efforts in connection with our newbuild program.

As referenced in the footnotes to the table, Mr. Fain has donated $1 million of his annual incentive plan payout for 2013 to the Fain Scholarship Fund for the Royal Caribbean family. Mr. Fain believes ardently in the importance of education and established this charitable fund in 1999. The primary purpose of the fund is to offer educational scholarships for children of our shipboard and shoreside employees. With this donation — which brings his total contributions to $1.7 million — the fund is now endowed to continue to carry out its purpose for many years to come.

Long-Term Incentive Awards

Our long-term incentive award program is the most significant element of our overall compensation program and comprises on average over 40% of target total compensation for our NEOs. We structure our long-term program to align with shareholder interests, reward the achievement of long-term goals, and promote stability and corporate loyalty among the executives.

Each February the Compensation Committee determines the target equity award value to be delivered to each NEO. Consistent with changes made in 2012, our 2013 long-term incentive awards were comprised of 50% performance shares and 50% time-based restricted stock units (RSUs). The Compensation Committee believes that the use of both performance shares and RSUs is consistent with competitive market practice and that the 50/50 allocation effectively and efficiently balances performance and retention objectives.

In determining the appropriate long-term incentive award value, the Compensation Committee considers:

•	the compensation paid to comparable executives in the Market Comparison Group;

•	a review of other elements of compensation; and

•	the NEO’s contribution to the overall results of the Company.

While we strive to award long-term incentive awards at the market median, our award levels are generally slightly below the market median. To achieve this desired level of competitiveness, the Compensation Committee has been incrementally increasing the target award values to reach the market median. To this end, the Compensation Committee increased the target award values for most of the NEOs for the grant made in February 2013. The table below sets forth the 2012 and 2013 equity award values for the NEOs and the allocation of the 2013 equity awards between RSUs and performance shares as approved by the Compensation Committee.

	Long-Term Incentive Awards
Name	2012 Grant Values	2013 Grant Values		2013 Allocation	% Change
Richard D. Fain	$3,250,000	$3,500,000		50% RSUs, 50% performance shares	8%
Jason T. Liberty	n/a	$300,000	(1)	50% RSUs, 50% performance shares	n/a
Brian J. Rice	$975,000	$1,050,000		50% RSUs, 50% performance shares	8%
Adam M. Goldstein	$1,450,000	$1,450,000		50% RSUs, 50% performance shares	0%
Michael W. Bayley	$500,000	$800,000	(2)	50% RSUs, 50% performance shares	n/a
Harri U. Kulovaara	$450,000	$500,000		50% RSUs, 50% performance shares	11%

(1)

In May 2013, Mr. Liberty received an additional $87,500 of RSUs upon his promotion to SVP, Chief Financial Officer resulting in a total grant for 2013 of $387,500, paid 61% in RSUs and 39% in performance shares.

(2)	Mr. Bayley was promoted to President and CEO of Celebrity Cruises in August 2012; therefore, his 2012 grant primarily reflects his prior role.

RSU Vesting Schedule

To promote retention, the RSUs vest in equal annual installments over a four year period commencing on the first anniversary date of the grant. As the RSU awards are inherently tied to the performance of our common stock, we consider a vesting schedule based on continued service appropriate to provide both a retention and performance incentive.

Performance Share Plan Mechanics and Results

As outlined above, 50% of each NEO’s equity award consists of performance shares. For this portion of the award, the NEO receives an award on the grant date expressed as a target number of performance shares based upon the fair market value of our common stock on such date. The actual number of shares ultimately delivered to the executive in settlement of the award ranges from 0% to 200% of target based on our performance results with regards to the predetermined metric across the measurement period of one year. To receive the shares in settlement of this award, the executive must generally remain employed through the settlement date of the award which is three years after the grant date (i.e. two years after the measurement date).

For 2013, the Compensation Committee changed the metric for performance shares from EPS to ROIC as we believe ROIC is more highly aligned to long-term performance. For purposes of the performance shares, ROIC is defined as “Operating Profit” divided by “Invested Capital.”

To calculate “Operating Profit” we use operating income minus tax, adding the earnings (or subtracting the loss) from our equity investments in which we hold 50% or less of the equity. This gives a more accurate reflection of our performance because the gain or loss on these investments would not otherwise be recognized in operating income but the capital involved in these investments would be included in invested capital. For 2013, the earnings from our equity investments was approximately $32 million.

“Invested Capital” is calculated based on the average amount of invested capital in the previous five quarters. “Invested Capital” for any quarter is determined by subtracting “Excess Cash” and non-interest bearing current liabilities (“NIBCL”) from total assets as of the end of such quarter. As compared to our total assets, “Excess Cash”, which generally includes cash in excess of the minimum amount necessary to operate our business, was immaterial in 2013.

The resulting definition of ROIC for purposes of 2013 performance share awards is:

(Operating Income) — (Tax) + (Earnings From Equity Investments)

Recent 5-Quarter Average of [(Total Assets) — (Excess Cash) — (NIBCL)]

The 2013 ROIC target was determined based on 2013 earnings guidance. Actual 2013 ROIC, as reduced to account for fuel price variances from prices used in the 2013 earnings guidance, net of the effects of fuel derivatives, came in 3.1% below target, which yielded a payout level of 82% on the performance shares. This compares to a payout percentage of 94% on performance shares granted in 2012 which were based on 2012 earnings per share.

Equity Grant Practices

The Compensation Committee generally grants annual equity awards to NEOs and other members of management at the first Compensation Committee meeting of the calendar year, usually held in February. Equity awards may be granted outside of the annual grant cycle in connection with events such as hiring or promotion. In May 2013, Mr. Liberty received $87,500 of additional restricted stock units upon his promotion to Chief Financial Officer. No other such awards were granted to the NEOs in 2013.

Calculation of Equity Awards: To determine the number of RSUs or performance shares awarded, the total grant value is multiplied by the RSU or performance share target allocation and then divided by the fair market value of our common stock as of the grant date. Our equity plan defines fair market value of a share of our common stock as the average of the high and low sale prices of our common stock on the NYSE on the grant date.

Share Limits: The maximum number of shares underlying awards that may be granted to a participant in any calendar year is 500,000 shares.

Clawback Policy: For awards of performance shares, the Company has adopted a “clawback” policy applicable to the award recipients, including the NEOs. Specifically, if, prior to the performance shares’ vesting date, the Company is required to restate its financial results for the award performance period (for example, a restatement of 2013 financials with respect to the 2013 awards) in a manner that would have adversely affected the number of performance shares subject to the award, the Compensation Committee shall adjust the number of performance shares subject to the award to reflect the number of performance shares that would have been payable under the restated financial statements, as determined by the Compensation Committee.

Vesting into Retirement Policy: Starting with grants made in 2014, certain of our executives may be eligible for accelerated vesting of their long-term equity awards under our new “vesting into retirement” policy. In recognition that different motivations and considerations prevail for officers approaching retirement, awards granted to senior executives who are at least 62 years of age and who have been employed by the Company for at least 15 years will, subject to such officer’s continued employment as of such date, vest on the later of the first anniversary of the grant date and the first anniversary of the date that the officer meets both the age and service criteria. In order to maintain an alignment of interest with our shareholders, these awards, although vested, will be subject to restrictions on transfer that will lift over a four-year period for the RSUs and over a three-year period for the performance shares (mirroring the typical vesting schedule for these awards).

Stock Ownership Guidelines

We recognize the importance of aligning our management’s interests with those of our shareholders. As a result, the Board, at the recommendation of the Compensation Committee, has established stock ownership guidelines for all of our officers. Under these guidelines, which were increased in February 2014 in an effort to align with the highest market standards, the NEOs are expected to accumulate over a period of time Company stock having a fair market value equal to the multiples of their base salaries as shown in the table below. For purposes of determining compliance with the guidelines, officers are permitted to include derivative forms of Company equity, such as unvested and vested stock options and restricted stock units, but are not permitted to include any unvested performance shares prior to the time that the actual number of performance shares subject to the grant has been determined following the performance period. The following table sets forth the current stock ownership guideline requirement for the NEOs:

Name	Stock Ownership Guideline (as a multiple of base salary)
Richard D. Fain	8 times
Jason T. Liberty	5 times
Brian J. Rice	5 times
Adam M. Goldstein	5 times
Michael W. Bayley	5 times
Harri U. Kulovaara	5 times

Other Elements of Compensation

In an effort to offer our employees a competitive remuneration package, we provide them with certain retirement, medical and welfare benefits, including a qualified non-contributory profit-sharing retirement plan (the “Retirement Plan”). The NEOs are eligible to participate and/or receive such benefits on a basis commensurate with that of other employees.

Effective January 1, 2009, as a result of the implementation of Section 457A of the U.S. Internal Revenue Code, all of our non-qualified deferred compensation plans were amended to not allow for any new contributions and to provide for the distribution of vested amounts deferred under such plan prior to January 1, 2009 on or prior to December 31, 2017. In addition, since January 1, 2009, as a result of Section 457A, in lieu of contributions to the Royal Caribbean Cruises Ltd. Supplemental Executive Retirement Plan (the “SERP”), each NEO receives, on an annual basis, a lump-sum cash payment of the benefits that would have been accrued under the SERP for services in a given year but for a change in tax laws. Amounts earned in 2013 in lieu of the SERP benefit are disclosed in the Summary Compensation Table — All Other Compensation column, as further detailed in the “2013 All Other Compensation Table.”

In 1994, we granted to Mr. Fain an award of common stock, issuable in quarterly installments of 10,086 shares until the earlier of the termination of his employment or June 2014. This grant was intended to give Mr. Fain a wealth accumulation opportunity commensurate with that of similarly situated executives in other companies, and to more closely link his long-term interests to those of shareholders.

We also offer the NEOs certain perquisites which include: Company paid automobile leases, club membership dues, discounts on Company cruises, annual executive physicals and travel expenses for guests accompanying executives on business travel. Our NEOs also receive life insurance coverage equal to five times their annual base salary.

Severance

We have entered into Employment Agreements with each of the NEOs. These agreements provide for severance benefits in connection with various termination of employment scenarios, which are discussed in this proxy statement under the heading “Employment Agreements.”

We currently do not provide enhanced severance benefits if termination should follow a change-in-control of the Company. However, the Compensation Committee may, in its discretion, accelerate the vesting of long-term incentive awards in connection with a change-in-control and the vesting of long-term incentive awards will occur automatically in the event of a termination within 18 months of a change-in-control.

Impact of Tax

Our 2008 Equity Plan complies with the requirements for “qualified performance based compensation” under Section 162(m) of the U.S. Internal Revenue Code. To maintain flexibility, the Compensation Committee has the discretion to grant awards under the 2008 Equity Plan that are intended to qualify as “performance-based” compensation and to grant awards that are not intended to meet these requirements.

Our Executive Bonus Plan does not comply with Section 162(m), as it would require our Executive Bonus Plan awards to be entirely formulaic and not allow for any discretion in determining individual performance. We believe our Executive Bonus Plan is closely aligned to Company performance and also appropriately rewards our executives for their individual contributions to the Company’s success. Although our Executive Bonus Plan is subject to the deduction limitations under Section 162(m) with respect to our U.S. income, the financial impact of these limitations is immaterial.

Governance and Process

Our executive compensation program is overseen by the Compensation Committee of our Board. Compensation Committee members are appointed by our Board and meet the independence and other requirements of the NYSE and other applicable laws and regulations. Compensation Committee members are selected based on a variety of factors, including their knowledge and experience in compensation matters.

As provided for in the Compensation Committee Charter, the Compensation Committee has retained Towers Watson as its independent compensation consultant. The Compensation Committee has asked Towers Watson to regularly provide independent advice on the following:

•	the composition of our Market Comparison Group;

•	our compensation plan risk;

•	current trends in executive and director compensation design; and

•	the overall levels of compensation and types and blend of various compensation elements.

Within this framework, Towers Watson has been instructed to work collaboratively with management, including our Chairman & CEO and our Vice President and Global Chief Human Resources Officer and her staff to gain an understanding of our business and compensation programs to help Towers Watson advise the Compensation Committee.

For each NEO other than the Chairman & CEO, the Compensation Committee consults with and receives the recommendation of the Chairman & CEO, but the Compensation Committee is ultimately responsible for determining whether to accept such recommendations. For the compensation related to the Chairman & CEO, the Compensation Committee meets in executive session and considers the opinion of Towers Watson as well as other criteria identified in this Compensation Discussion & Analysis.

Report of the Compensation Committee

The Compensation Committee of the Board of Royal Caribbean Cruises Ltd. has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2013 and this proxy statement.

THE COMPENSATION COMMITTEE

Bernt Reitan, Chairman

Bernard W. Aronson

Ann S. Moore

Vagn O. Sørensen

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information regarding the compensation to our NEOs for the year ended December 31, 2013.

	2013 Summary Compensation Table
Name and Principal Position	Year	Salary		Bonus(1)		Stock Awards(2)(3)		Option Awards(2)		Non-Equity Incentive Plan Compensation			Change in Pension Value and NQDC Earnings(5)	All Other Compensation (6)(7)		Total
Richard D. Fain	2013		$1,000,000		—		$3,371,587		—		$2,083,629	(4)	$250,089		$127,858		$6,833,163
Chairman & Chief Executive Officer	2012 2011	$ $	1,000,000 1,000,000		— —	$ $	3,249,996 2,437,519	$	— 812,509	$ $	1,896,200 1,454,128		$125,693 —	$ $	125,805 168,381	$ $	6,397,694 5,872,537
Jason T. Liberty	2013		$380,019		—		$373,728		—		$364,324		$25,741		$77,676		$1,221,488
Senior Vice President, Chief Financial Officer
Brian J. Rice	2013		$621,154		—		$1,011,448		—		$727,761		$78,368		$95,825		$2,534,556
Vice Chairman	2012 2011	$ $	600,000 597,117		— —	$ $	974,975 731,260	$	— 243,755	$ $	669,193 566,077		$37,990 —	$ $	120,270 106,876	$ $	2,402,427 2,245,085
Adam M. Goldstein	2013		$771,154		—		$1,396,798		—		$1,023,161		$136,730		$97,793		$3,425,636
President and CEO, Royal Caribbean International	2012 2011	$ $	750,000 744,228		— —	$ $	1,450,029 1,087,493	$	— 362,492	$ $	906,659 894,674		$67,797 —	$ $	99,171 115,395	$ $	3,273,656 3,204,282
Michael W. Bayley	2013		$575,000		—		$770,630		—		$658,891		$67,786		$101,625		$2,173,932
President and CEO, Celebrity Cruises	2012		$533,473		—		$499,983		—		$553,861		$32,585		$90,528		$1,710,430
Harri U. Kulovaara	2013		$516,923		$150,000		$481,635		—		$435,980		$181,416		$80,241		$1,846,195
Executive Vice President, Maritime	2012 2011	$ $	500,000 496,537	$ $	150,000 150,000	$ $	450,007 224,989	$	— 224,998	$ $	357,064 313,448		$91,009 —	$ $	69,242 79,415	$ $	1,617,322 1,489,387

(1)

We report annual Executive Short-Term Bonus Plan awards in the column titled “Non-Equity Incentive Plan Compensation”. For Mr. Kulovaara, the amount reported in this column reflects his bonus awarded in each year in recognition of his efforts in connection with our newbuild program.

(2)

The columns titled “Stock Awards” and “Option Awards” report the fair value of restricted stock unit awards and stock option awards, respectively, at their grant date in 2013, 2012 and 2011, as applicable, calculated in accordance with the provisions of FASB ASC Topic 718. With respect to the performance shares, the value of which is also reported in the “Stock Awards” column, under the applicable FASB ASC Topic 718 rules, the “grant date” will not be determined until the performance period has been completed because of the discretion provided to the Compensation Committee to make adjustments to the payout levels. Therefore, the amount reported in the table represents the fair value of the award at the service inception date (i.e. the date the Compensation Committee authorized the award) based upon the then-probable outcome of the performance conditions (i.e. the target value of the awards). For the assumptions used in valuing these awards for purposes of computing this expense please see Note 9 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2013.

(3)	Does not include the 40,344 shares that were issued in each of 2013, 2012 and 2011 to Mr. Fain upon quarterly vesting of the 1994 grant in accordance with his employment agreement as described herein.

(4)

As described in more detail in the Compensation Discussion and Analysis—Performance Based Annual Incentive, Mr. Fain has elected to donate $1 million of his annual incentive plan payout for 2013 to the Fain Scholarship Fund, a charitable fund established in 1999 by Mr. Fain which offers educational scholarships for the Royal Caribbean family.

(5)

Each of the NEOs currently participates in the Royal Caribbean Cruises Ltd. et al. Retirement Plan. Prior to January 1, 2009, each of the NEOs participated in the Royal Caribbean Cruises Ltd. Supplemental Executive Retirement Plan (the “SERP”) and certain of the NEOs participated in the Royal Caribbean Cruises Ltd. Nonqualified Deferred Compensation Plan. In 2013, 2012 and 2011, certain of the NEOs continued to maintain a balance in the SERP and the Deferred Compensation Plan of amounts accrued prior to January 1, 2009. The aggregate above-market earnings on these Named Executive Officers’ holdings in these plans are listed under the column titled “Change in Pension Value and NQDC Earnings”. The above-market portion of earnings is calculated as the total earnings in the plan, less the earnings that would have been achieved under an annual growth rate equal to 120% of the applicable federal long-term rate at the end of each year.

(6)

Since January 1, 2009, in lieu of contributions to the SERP, each NEO receives, on an annual basis, a lump-sum cash payment of the benefits that would have been accrued under the SERP for services in a given year but for a change in tax laws. These annual lump-sum payments to the NEOs are included in “All Other Compensation” for such year. These amounts are taxable as ordinary income.

(7)	Please see the following table entitled “2013 All Other Compensation” for an itemized disclosure of this element of compensation.

	2013 All Other Compensation
	Perquisites		Benefits
Name	Auto Lease(1)	Other Perquisites(2)	Life Insurance Policies	Company Contributions to Qualified Deferred Compensation Plans(3)	Benefit Payouts(4)	Total
Richard D. Fain	$15,258	—	$12,600	$25,500	$74,500	$127,858
Jason T. Liberty	$16,538	$28,318	$518	$21,675	$10,627	$77,676
Brian J. Rice	$14,495	$16,317	$2,898	$25,500	$36,615	$95,825
Adam M. Goldstein	$14,143	$3,085	$3,450	$25,500	$51,615	$97,793
Michael W. Bayley	$15,744	$26,282	$2,099	$25,500	$32,000	$101,625
Harri U. Kulovaara	$13,572	$11,076	$3,901	$25,500	$26,192	$80,241

(1)	These amounts include payments or allowance for auto lease, maintenance and repairs, registration and insurance.

(2)	Other perquisites include networking organization and airline club membership dues, discounts on Company cruises and executive physicals.

(3)	Represent Company contributions to the Royal Caribbean Cruises Ltd. et al. Retirement Plan.

(4)

Represents amounts payable to the NEOs for service in 2013 in lieu of amounts that would have been contributed by the Company to the Royal Caribbean Cruises Ltd. Supplemental Executive Retirement Plan but for the adoption of Section 457A of the Internal Revenue Code effective as of January 1, 2009.

Grants of Plan-Based Awards in 2013

The following table provides information for each of the NEOs regarding the range of awards potentially available for service in 2013 under our Executive Short-Term Bonus Plan and equity awards granted in 2013.

2013 Grants of Plan-Based Awards
								All Other Stock Awards: Number of Shares of Stocks or Units	Grant Date Fair Value of Stock Awards
		Estimated Future Payouts Under			Estimated Future Payouts Under
Name	Grant Date	Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Richard D. Fain	2013 2/8/13 2/8/13	— — —	$1,900,000 — —	$5,700,000 — —	— 0 —	— 48,638 —	— 97,276 —	— — 48,638	$ $	— 1,691,630 1,679,957	(3) (4)
Jason T. Liberty	2013 2/8/13 2/8/13 5/20/13	— — — —	$300,000 — — —	$800,000 — — —	— 0 — —	— 4,169 — —	— 8,338 — —	— — 4,169 2,324	$ $ $	— 144,998 143,997 84,733	(3) (4) (4)
Brian J. Rice	2013 2/8/13 2/8/13	— — —	$625,000 — —	$1,666,667 — —	— 0 —	— 14,591 —	— 29,182 —	— — 14,591	$ $	— 507,475 503,973	(3) (4)
Adam M. Goldstein	2013 2/8/13 2/8/13	— — —	$1,007,500 — —	$2,686,667 — —	— 0 —	— 20,150 —	— 40,300 —	— — 20,150	$ $	— 700,817 695,981	(3) (4)
Michael W. Bayley	2013 2/8/13 2/8/13	— — —	$575,000 — —	$1,533,333 — —	— 0 —	— 11,117 —	— 22,234 —	— — 11,117	$ $	— 386,649 383,981	(3) (4)
Harri U. Kulovaara	2013 2/8/13 2/8/13	— — —	$364,000 — —	$970,667 — —	— 0 —	— 6,948 —	— 13,896 —	— — 6,948	$ $	— 241,651 239,984	(3) (4)

(1)	These values represent the target and maximum payouts under the Executive Short-Term Bonus Plan.

(2)

These amounts represent the threshold, target and maximum number of shares underlying the performance shares authorized by the Compensation Committee on the service inception date of February 8, 2013. The actual payout levels for these grants were set by the Compensation Committee on February 5, 2014 at 82% of target. The performance shares vest in one installment on February 8, 2016.

(3)

Under the applicable FASB ASC Topic 718 rules, the “grant date” will not be determined until the performance period has been completed because of the discretion provided to the Compensation Committee to make adjustments to the payout levels. Therefore, the amount reported in the table represents the fair value of the award at the service inception date (i.e. the date the Compensation Committee authorized the award) based upon the then-probable outcome of the performance conditions (i.e. the target value of the awards). See Note 9 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2013, regarding assumptions underlying the valuation of these awards.

(4)

The grant date fair values of the equity awards are calculated in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2013, regarding assumptions underlying the valuation of these awards.

Employment Agreements

We have employment agreements with each of our NEOs. These agreements are intended to enhance the retention and motivation of these key employees and include provisions protecting the Company such as non-competition and non-solicitation clauses. The terms of the employment agreements are summarized below and apply uniformly to all of our NEOs, except that Mr. Bayley’s employment agreement differs from that of the other NEOs by establishing Celebrity Cruises rather than Royal Caribbean Cruises Ltd. as his employer. In addition, under our employment agreement with Mr. Fain, we have agreed to make quarterly distributions to Mr. Fain in the amount of 10,086 shares of common stock per quarter in satisfaction of his 1994 grant until the earlier of the termination of Mr. Fain’s employment or June 2014.

Pursuant to each employment agreement, each NEO is entitled to receive an annual base salary which may be increased, but not decreased, at any time during the term at our sole discretion. Each NEO is also eligible to participate in and receive awards, in our discretion, pursuant to any cash incentive compensation programs and any equity or long-term incentive plans on terms available to similarly situated executives of the Company.

Each NEO’s employment can be terminated by us or by them at any time. If we terminate a NEO’s employment without “cause” or if the NEO resigns for “good reason” (as both terms are defined in the employment agreement), he is entitled to (i) two times his then current base salary payable over the two-year period following termination, (ii) two times his “target” bonus under the annual Executive Short-Term Bonus Plan for the year in which he was terminated, (iii) continued payment of health and medical benefits for a period of two years commencing on the date of termination, or until such time that he commences employment with a new employer, whichever occurs first and (iv) payment of reasonable professional search fees relating to outplacement. At our sole discretion, each NEO is also eligible to receive a one-time lump-sum termination bonus to be paid two years after the date of termination in an amount not to exceed 50% of his base salary as of the date of termination. All of these payments are conditioned on the NEO completing a general release of claims for the benefit of the Company.

If the NEO’s employment is terminated as a result of the NEO’s death or disability, he, or his legal representative, is entitled to, within 60 days of the NEO’s death or disability (i) payment in a lump sum of compensation equal to two times his base salary in effect at the time of termination of employment; (ii) payment of the “target” bonus he would have been entitled to receive in each year during the two year period commencing on the date of termination under the annual Executive Short-Term Bonus Plan, and (iii) any death or disability benefit, as applicable, provided in accordance with the terms of the Company’s employee benefit plans then in effect. If the NEO’s employment is terminated for cause, we have no obligation to provide severance payments, except for certain amounts that were earned and unpaid as of the date of termination or as required by law.

Any outstanding equity grants held by the NEO at the time of termination will be treated in the manner provided for in each equity grant. Please see further information regarding treatment of equity grants under the heading “Payment Upon Termination of Employment.”

Each NEO has agreed not to compete with the Company or its affiliates during the term of employment and for two years following termination of employment and to refrain from (i) employing the Company’s or its affiliates’ employees during this period or (ii) soliciting employees, consultants, lenders, suppliers or customers from discontinuing, modifying or reducing the extent of their relationship with the Company during such period. During the term of the Agreements and subsequent thereto, the NEOs agree not to disclose or use any confidential information.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information on the holdings of stock options, RSUs and performance shares by the NEOs at December 31, 2013.

	Outstanding Equity Awards at 2013 Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable	Number of Securities Underlying Unexercised Options- Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested		Market Value of Shares or Units of Stock Held that Have Not Yet Vested(1)
Richard D. Fain	23,566	—		$40.06	3/17/14
	14,606	—		$47.93	2/10/15
	28,269	—		$44.41	2/6/16
	52,247	—		$45.30	2/1/17
	81,587	—		$38.31	2/11/18
	51,143	—		$7.27	2/10/19
	17,506	17,506	(2)	$25.16	2/8/20
	18,757	18,756	(3)	$46.18	2/8/21
						259,062	(5)	$12,284,720
Jason T. Liberty	3,138	—		$38.31	2/11/18
	—	2,693	(2)	$25.16	2/8/20
	2,886	2,885	(3)	$46.18	2/8/21
						20,678	(6)	$980,551
Brian J. Rice	7,303	—		$47.93	2/10/15
	8,834	—		$44.41	2/6/16
	13,299	—		$45.30	2/1/17
	5,648	—		$38.31	2/11/18
	—	5,117	(2)	$25.16	2/8/20
	5,628	5,626	(3)	$46.18	2/8/21
						71,477	(7)	$3,389,439
Adam M. Goldstein	4,869	—		$47.93	2/10/15
	10,601	—		$44.41	2/6/16
	18,999	—		$45.30	2/1/17
	31,380	—		$38.31	2/11/18
	17,524	7,272	(2)	$25.16	2/8/20
	8,368	8,368	(3)	$46.18	2/8/21
						102,735	(8)	$4,871,694
Michael W. Bayley	9,165	—		$40.06	3/17/14
	5,708	—		$47.93	2/10/15
	8,834	—		$44.41	2/6/16
	11,399	—		$45.30	2/1/17
	17,573	—		$38.31	2/11/18
	5,568	—		$28.90	9/3/18
	8,352	—		$7.27	2/10/19
	7,541	3,770	(2)	$25.16	2/8/20
	1,317	438	(4)	$31.24	5/18/20
	4,618	4,616	(3)	$46.18	2/8/21
						40,470	(9)	$1,919,087
Harri U. Kulovaara	9,819	—		$40.06	3/17/14
	6,086	—		$47.93	2/10/15
	10,601	—		$44.41	2/6/16
	15,199	—		$45.30	2/1/17
	22,593	—		$38.31	2/11/18
	48,252	—		$7.27	2/10/19
	14,544	4,848	(2)	$25.16	2/8/20
	5,194	5,194	(3)	$46.18	2/8/21
						31,167	(10)	$1,477,939

(1)

The market value of unvested stock awards is calculated as of December 31, 2013, as the number of shares underlying outstanding unvested RSUs and performance shares multiplied by the year end closing stock price of $47.42.

(2)	Unvested portion of option vests in one installment on February 8, 2014.

(3)	Unvested portion of option vests in two equal installments on February 8, 2014 and February 8, 2015.

(4)	Unvested portion of option vests in one installment on May 18, 2014.

(5)

Includes (i) 24,220 RSUs scheduled to vest in one installment on February 8, 2014, (ii) 26,391 RSUs scheduled to vest in two equal installments on February 8, 2014 and February 8, 2015, (iii) 40,386 RSUs scheduled to vest in three equal installments on February 15, 2014, February 15, 2015 and February 15, 2016, (iv) 48,638 RSUs scheduled to vest in four equal installments on February 8, 2014, February 8, 2015, February 8, 2016 and February 8, 2017, (v) 50,617 performance shares scheduled to vest in one installment on February 15, 2015, (vi) 48,638 performance shares scheduled to vest in one installment on February 8, 2016 and (vii) 20,172 shares issuable in quarterly installments of 10,086 shares between January 1, 2014 and June 30, 2014 in accordance with the terms of

Mr. Fain’s employment agreement. The performance shares scheduled to vest in 2016 included in the table represent the target number of performance shares authorized by the Compensation Committee in February 2013. In February 2014, the Compensation Committee set the actual payout level at 82% of target based on ROIC for the fiscal year ended December 31, 2013.

(6)

Includes (i) 1,242 RSUs scheduled to vest in one installment on February 8, 2014, (ii) 1,353 RSUs scheduled to vest in two equal installments on February 8, 2014 and February 8, 2015, (iii) 3,106 RSUs scheduled to vest in three equal installments on February 15, 2014, February 15, 2015 and February 15, 2016, (iv) 422 RSUs scheduled to vest three equal installments on September 11, 2014, September 11, 2015 and September 11, 2016, (v) 4,169 RSUs scheduled to vest in four equal installments on February 8, 2014, February 8, 2015, February 8, 2016 and February 8, 2017, (vi) 2,324 RSUs scheduled to vest in four equal installments on May 20, 2014, May 20, 2015, May 20, 2016 and May 20, 2017, (vii) 3,893 performance shares scheduled to vest in one installment on February 15, 2015 and (viii) 4,169 performance shares scheduled to vest in one installment on February 8, 2016. The performance shares scheduled to vest in 2016 included in the table represent the target number of performance shares authorized by the Compensation Committee in February 2013. In February 2014, the Compensation Committee set the actual payout level at 82% of target based on ROIC for the fiscal year ended December 31, 2013.

(7)

Includes (i) 7,079 RSUs scheduled to vest in one installment on February 8, 2014, (ii) 7,917 RSUs scheduled to vest in two equal installments on February 8, 2014 and February 8, 2015, (iii) 12,115 RSUs scheduled to vest in three equal installments on February 15, 2014, February 15, 2015 and February 15, 2016, (iv) 14,591 RSUs scheduled to vest in four equal installments on February 8, 2014, February 8, 2015, February 8, 2016 and February 8, 2017, (v) 15,184 performance shares scheduled to vest in one installment on February 15, 2015 and (vi) 14,591 performance shares scheduled to vest in one installment on February 8, 2016. The performance shares scheduled to vest in 2016 included in the table represent the target number of performance shares authorized by the Compensation Committee in February 2013. In February 2014, the Compensation Committee set the actual payout level at 82% of target based on ROIC for the fiscal year ended December 31, 2013.

(8)

Includes (i) 10,060 RSUs scheduled to vest in one installment on February 8, 2014, (ii) 11,774 RSUs scheduled to vest in two equal installments on February 8, 2014 and February 8, 2015, (iii) 18,018 RSUs scheduled to vest in three equal installments on February 15, 2014, February 15, 2015 and February 15, 2016, (iv) 20,150 RSUs scheduled to vest in four equal installments on February 8, 2014, February 8, 2015, February 8, 2016 and February 8, 2017, (v) 22,583 performance shares scheduled to vest in one installment on February 15, 2015 and (vi) 20,150 performance shares scheduled to vest in one installment on February 8, 2016. The performance shares scheduled to vest in 2016 included in the table represent the target number of performance shares authorized by the Compensation Committee in February 2013. In February 2014, the Compensation Committee set the actual payout level at 82% of target based on ROIC for the fiscal year ended December 31, 2013.

(9)

Includes (i) 1,738 RSUs scheduled to vest in one installment on February 8, 2014, (ii) 200 RSUs schedules to vest in one installment on May 18, 2014, (iii) 2,165 RSUs scheduled to vest in two equal installments on February 8, 2014 and February 8, 2015, (iv) 4,970 RSUs scheduled to vest in three equal installments on February 15, 2014, February 15, 2015 and February 15, 2016, (v) 2,934 RSUs scheduled to vest in three equal installments on August 9, 2014, August 9, 2015 and August 9, 2016, (vi) 11,117 RSUs scheduled to vest in four equal installments on February 8, 2014, February 8, 2015, February 8, 2016 and February 8, 2017, (vii) 6,229 performance shares scheduled to vest in one installment on February 15, 2015 and (viii) 11,117 performance shares scheduled to vest in one installment on February 8, 2016. The performance shares scheduled to vest in 2016 included in the table represent the target number of performance shares authorized by the Compensation Committee in February 2013. In February 2014, the Compensation Committee set the actual payout level at 82% of target based on ROIC for the fiscal year ended December 31, 2013.

(10)

Includes (i) 2,235 RSUs scheduled to vest in one installment on February 8, 2014, (ii) 2,436 RSUs scheduled to vest in two equal installments on February 8, 2014 and February 8, 2015, (iii) 5,592 RSUs scheduled to vest in three equal installments on February 15, 2014, February 15, 2015 and February 15, 2016, (iv) 6,948 RSUs scheduled to vest in four equal installments on February 8, 2014, February 8, 2015, February 8, 2016 and February 8, 2017, (v) 7,008 performance shares scheduled to vest in one installment on February 15, 2015 and (vi) 6,948 performance shares scheduled to vest in one installment on February 8, 2016. The performance shares scheduled to vest in 2016 included in the table represent the target number of performance shares authorized by the Compensation Committee in February 2013. In February 2014, the Compensation Committee set the actual payout level at 82% of target based on ROIC for the fiscal year ended December 31, 2013.

Option Exercises and Stock Vested in 2013

The following table provides information for the NEOs on stock option exercises and RSU vestings during 2013, including the number of shares acquired upon exercise or vesting and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Exercises and Stock Vested in 2013
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Richard D. Fain	—	—	165,079(1)	$6,018,227
Jason T. Liberty	6,670	$141,567	3,096	$111,574
Brian J. Rice	21,201	$653,142	38,305	$1,377,446
Adam M. Goldstein	30,194	$680,098	54,214	$1,949,478
Michael W. Bayley	—	—	5,657	$205,682
Harri U. Kulovaara	—	—	13,060	$469,545

(1)	This includes 40,344 shares that were issued in 2013 to Mr. Fain in accordance with his employment agreement as described herein.

2013 Nonqualified Deferred Compensation and Nonqualified Defined Contribution Retirement Plans

	2013 Nonqualified Deferred Compensation and Nonqualified Defined Contribution Retirement Plans
Name(1)	Plan Name	Executive Contribution in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Richard D. Fain	Royal Caribbean Cruises Ltd. Supplemental Executive Retirement Plan (“SERP”)	—	—	$75,753	(2)	—	$455,656
Jason T. Liberty	SERP	—	—	$2,172	(3)	—	$13,063
Harri U. Kulovaara	SERP	—	—	$56,036	(4)	—	$337,059
	Royal Caribbean Cruises Ltd. et al. Nonqualified Deferred Compensation Plan	—	—	$55,140	(5)	—	$245,705

(1)	All other NEOs have previously received distributions of the full amounts accrued under any such plans prior to 2009.

(2)	$60,595 of this amount, with respect to above-market earnings, is disclosed in the column titled “Change in Pension Value and NQDC Earnings” in the 2013 Summary Compensation Table.

(3)	$1,737 of this amount, with respect to above-market earnings, is disclosed in the column titled “Change in Pension Value and NQDC Earnings” in the 2013 Summary Compensation Table.

(4)	$44,824 of this amount, with respect to above-market earnings, is disclosed in the column titled “Change in Pension Value and NQDC Earnings” in the 2013 Summary Compensation Table.

(5)	$47,536 of this amount, with respect to above-market earnings, is disclosed in the column titled “Change in Pension Value and NQDC Earnings” in the 2013 Summary Compensation Table.

Royal Caribbean Cruises Ltd. Supplemental Executive Retirement Plan (the “SERP”).    The SERP was originally established as a nonqualified (unfunded), non-contributory plan established for a select group of executives or highly compensated employees subject to Internal Revenue Code limitations on the benefits they are able to accrue under the Royal Caribbean Cruises Ltd. et al. Retirement Plan, our qualified non-contributory profit-sharing retirement plan (the “Retirement Plan”). This “Top Hat” plan was designed to provide the participants with the benefits lost under the Retirement Plan because of the application of Section 401(a)(17) of the Internal Revenue Code, using the same contribution percentage and vesting service as under the Retirement Plan. For 2013, based upon his years of service to the Company and but for the Section 401(a)(17) limitations, each NEO would have been entitled to a company contribution to the Retirement Plan in an amount ranging from 8.5% to 10% of his base salary. Accordingly, as originally designed, the Company contribution to the SERP for each NEO during 2013 would have equaled the difference between the applicable percentage of his 2013 base salary and the IRS maximum compensation limit ($25,500) under the Retirement Plan for 2013. Following changes in U.S. tax laws affecting nonqualified deferred compensation plans for certain companies, including the Company, effective January 1, 2009, payment of amounts that would have been contributed to the SERP for each executive for services in a given year are made directly to the participant in the first quarter of the following year. These payments to the NEOs for 2013 are disclosed in the Summary Compensation Table — All Other Compensation column, as further detailed in the “2013 All Other Compensation Table.” The amounts reflected in the “2013 Nonqualified Deferred Compensation and Nonqualified Defined Contribution Retirement Plans” table for the SERP reflect amounts accrued prior to January 1, 2009 but not yet distributed. These amounts must be distributed to participants, based upon their previously made election, on or before December 31, 2017.

Royal Caribbean Cruises Ltd. Nonqualified Deferred Compensation Plan (the “NDCP”).    The NDCP is a nonqualified voluntary deferred compensation plan that originally allowed for a select group of executives or highly compensated employees to defer up to 20% of their annual base salary. Additionally, the participants had the option to defer a portion of their performance-based annual incentive award provided the deferral was made in advance in accordance with IRS requirements. If the Company became insolvent, the assets in the NDCP would be held for the benefit of the Company’s general creditors. Following changes in U.S. tax laws affecting nonqualified deferred compensation plans for certain companies, including the Company, effective January 1, 2009, the NDCP was amended to prohibit participants from deferring compensation under such plan and to provide that all amounts deferred under the plan prior to January 1, 2009 be distributed to the participants on or before December 31, 2017. The amounts reflected in the “2013 Nonqualified Deferred Compensation and Nonqualified Defined Contribution Retirement Plans” table for the NDCP reflect amounts accrued prior to January 1, 2009 but not yet distributed.

Payments Upon Termination of Employment

The following table represents payments and benefits to which the NEOs would be entitled upon termination of their employment in accordance with their employment agreements and our equity plans and agreements. Termination of employment is assumed to occur, for purposes of this table, on December 31, 2013. The table does not include amounts a NEO would be entitled to without regard to the circumstances of termination, such as vested equity awards or accrued retirement benefits (if retirement eligible) and deferred compensation. Please see the “Outstanding Equity Awards at 2013 Fiscal Year End” and “2013 Nonqualified Deferred Compensation and Defined Contribution Retirement Plans” tables for more information. In most cases, the NEOs’ entitlements upon termination of employment are governed by their employment agreement with the Company. These arrangements are described under the heading “Employment Agreements.” In addition, the treatment of outstanding equity awards, which are unvested as the time of termination, are treated in accordance with the agreement and plan applicable for the particular award, as described below. We do not provide any cash payments in the event of a change in control absent an employment termination nor do we increase the amount of cash severance that would be due to a NEO in the event of his termination of employment in connection with a change in control.

	2013 Payments Upon Termination of Employment
		Termination Type
Name	Benefit	Voluntary Quit	Death or Disability	Termination w/o Cause or for Good Reason	Involuntary Termination for Cause	“Change of Control Termination”	Retirement
Richard D. Fain	Severance Payment	—	$2,000,000	$2,000,000	—	$2,000,000	—
	Settlement of Outstanding Annual Bonus Award	—	$3,800,000	$3,800,000	—	$3,800,000	—
	Settlement of Outstanding LTIP Equity Awards (Stock Options)	—	$412,941	—	—	$412,941	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$11,328,164	$600,065	—	$10,913,009	—
	Medical and Dental Benefits Continuation	—	—	$14,170	—	$14,170	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$17,541,105	$6,439,235	$0	$17,165,120	$0

Jason T. Liberty	Severance Payment	—	$800,000	$800,000	—	$800,000	—
	Settlement of Outstanding Annual Bonus Award	—	$600,000	$600,000	—	$600,000	—
	Settlement of Outstanding LTIP Equity Awards (Stock Options)	—	$63,523	—	—	$63,523	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$980,551	$46,152	—	$944,966	—
	Medical and Dental Benefits Continuation	—	—	$16,226	—	$16,226	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$2,444,074	$1,487,378	$0	$2,449,715	$0

Brian J. Rice	Severance Payment	—	$1,250,000	$1,250,000	—	$1,250,000	—
	Settlement of Outstanding Annual Bonus Award	—	$1,250,000	$1,250,000	—	$1,250,000	—
	Settlement of Outstanding LTIP Equity Awards (Stock Options)	—	$120,881	—	—	$120,881	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$3,389,439	$180,006	—	$3,264,896	—
	Medical and Dental Benefits Continuation	—	—	$16,226	—	$16,226	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$6,010,320	$2,721,232	$0	$5,927,003	$0

	2013 Payments Upon Termination of Employment
		Termination Type
Name	Benefit	Voluntary Quit	Death or Disability	Termination w/o Cause or for Good Reason	Involuntary Termination for Cause	“Change of Control Termination”	Retirement
Adam M. Goldstein	Severance Payment	—	$1,550,000	$1,550,000	—	$1,550,000	—
	Settlement of Outstanding Annual Bonus Award	—	$2,015,000	$2,015,000	—	$2,015,000	—
	Settlement of Outstanding LTIP Equity Awards (Stock Options)	—	$172,251	—	—	$172,251	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$4,871,694	$267,721	—	$4,699,701	—
	Medical and Dental Benefits Continuation	—	—	$16,226	—	$16,226	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$8,608,945	$3,873,947	$0	$8,478,178	$0

Michael W. Bayley	Severance Payment	—	$1,150,000	$1,150,000	—	$1,150,000	—
	Settlement of Outstanding Annual Bonus Award	—	$1,150,000	$1,150,000	—	$1,150,000	—
	Settlement of Outstanding LTIP Equity Awards (Stock Options)	—	$96,731	—	—	$96,731	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$1,919,087	$73,845	—	$1,824,197	—
	Medical and Dental Benefits Continuation	—	—	$16,226	—	$16,226	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$4,315,818	$2,415,071	$0	$4,262,154	$0

Harri U. Kulovaara	Severance Payment	—	$1,040,000	$1,040,000	—	$1,040,000	—
	Settlement of Outstanding Annual Bonus Award	—	$728,000	$728,000	—	$728,000	—
	Settlement of Outstanding LTIP Equity Awards (Stock Options)	—	$114,357	—	—	$114,357	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$1,477,939	$83,080	—	$1,418,634	—
	Medical and Dental Benefits Continuation	—	—	$10,928	—	$10,928	—
	Outplacement Services	—	—	$15,000	—	$15,000	—

	Total	$0	$3,360,296	$1,877,008	$0	$3,326,919	$0

With respect to the treatment of outstanding equity awards, generally, for each NEO, unvested stock options, restricted stock units and performance shares will vest and be exercisable, or settled, as applicable, in the event of the executive’s death or disability, as well as in the event of termination of the executive’s employment by the Company without “cause” or by the executive for “good reason” within 18 months of a “change in control” (as such terms are defined in the applicable equity incentive plan). With respect to the performance shares, if death or disability occurs during the performance period, the performance shares will vest based on the target number of shares underlying the award. If the NEO’s employment is terminated without “cause” or by the executive for “good reason” within 18 months of a “change in control, the performance shares will vest based upon the Compensation Committee’s then best estimate of the shares that will be awardable at the end of the performance period. As part of the initial transition in 2012 from options which vested over a four-year period to performance shares which cliff-vest at the end of a three-year period, we included a provision in our performance share grants made in 2012 which would provide for vesting of 25% and 50% of the actual number of shares if the executive’s employment is terminated without “cause” or by the executive for “good reason” during the second year and third year following grant, respectively.

Compensation Risk

In order to assess the risk inherent in the design of our compensation plans, policies and programs, management undertook a comprehensive inventory of all plans and programs in 2013. In accordance with screening methodology previously provided by Towers Watson to management at the request of the Compensation Committee, management reviewed each plan and program for risk features. Management presented the findings to the Compensation Committee. Based on this review, management and the Compensation Committee believe that the nature of our business, and the material risks we face, are such that the compensation plans, policies and programs we have put in place are not reasonably likely to give rise to risks that would have a material adverse effect on our business. We believe our compensation programs and decisions include qualitative factors which restrain the influence that an overly formulaic approach may have on excessive risk-taking by management.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Shareholder approval, on an advisory basis, of the compensation paid to our NEOs is required pursuant to Section 14A of the Exchange Act. At our 2011 Annual Meeting, over two-thirds of the votes were cast in favor of a triennial say-on-pay shareholder vote. Notwithstanding this, the Compensation Committee has determined to adopt an annual vote going forward as it believes that this is in accord with best market practices and, more importantly, will allow our shareholders to provide valuable and welcomed input on our compensation philosophy, policies and practices.

As described in detail under the heading “Compensation Discussion and Analysis,” we adhere to a pay-for-performance philosophy and, to this end, our executive compensation programs are designed to align the interests of our executives with the interests of our shareholders, recruit, retain and motivate an elite management team and reward our NEOs for their positive contributions to both short-term and long-term corporate performance. Shareholders are urged to read the Compensation Discussion and Analysis, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Accordingly, we ask our shareholders to vote on the following resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the proxy statement for this Annual Meeting.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO OUR 1994 EMPLOYEE STOCK PURCHASE PLAN

We are seeking shareholder approval to amend our 1994 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares reserved for purchase thereunder by 500,000 shares. The ESPP was originally adopted by our Board of Directors in July 1993 and was approved by our shareholders at the 1994 Annual Shareholders Meeting. A total of 800,000 shares of our common stock are reserved for issuance under the ESPP. As of December 31, 2013, there were less than 65,000 shares of common stock available for future purchase under the ESPP, as the initial allotment has not been increased since the ESPP was first established.

The ESPP provides our employees the means to acquire shares of our common stock at a discount through lump sum deposits or accumulated payroll deductions. This is a long-standing benefit program and we believe it is important in helping us retain employees and aligning their interests with those of our shareholders. The Board believes that it is in the best interest of the Company and its shareholders to approve the additional shares for issuance under the ESPP as proposed.

Summary of our 1994 Employee Stock Purchase Plan

The following is a summary of the principal provisions of the ESPP, as amended to date, a copy of which is attached as Annex B to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the full text of the ESPP.

Eligibility

All of our regular employees (including our executive officers) who have been employed by us or one of our participating subsidiaries for at least one year are eligible to participate in the ESPP. A regular employee is an employee who customarily works more than five months per calendar year. Participation may be limited in certain circumstances by Section 423(b) of the Internal Revenue Code, as amended (the “Code”), applicable local law for locations outside of the United States and the plan itself. For example, no employee may be granted a purchase right option under the ESPP if immediately after the grant such employee would own stock possessing 5% or more of the total voting power or value of our stock.

As of March 1, 2014, approximately 45,377 employees (including officers and employee directors) are eligible to participate in the ESPP. Each of our executive officers is eligible to participate in the ESPP and, accordingly, has an interest in this proposal.

Purchase Periods

Under the ESPP, shares of our common stock are offered for purchase through a series of successive purchase periods, each of a duration of three (3) months. Purchase periods begin on January 1, April 1, July 1 and October 1 and end on March 31, June 30, September 30 and December 31 of each year, respectively.

On the first business day of each purchase period, a separate purchase right is granted to each eligible employee who previously completed the required enrollment forms for that purchase period. The purchase right entitles the participating employee to purchase shares of common stock for the purchase period by paying specified amounts to the Company through lump sum deposits or accumulated payroll deductions, which amounts will be applied to the purchase of shares of common stock on the last business day of the purchase period.

Purchase Price

The purchase price per share will generally be 85% of the average per share market price of the common stock on the first trading day of the purchase period plus the last trading day of each calendar month in the purchase period. Notwithstanding this, pursuant to the terms of the ESPP, the purchase price per share may never be less than the lower of (i) 85% of the per share market price of common stock on the first day of the purchase period or (ii) 85% of the per share market price on the last day of the purchase period. Under the ESPP, the market price on any given trading day is the average of the high and low sale price for such day.

Investment Limitations

Each eligible employee is generally entitled to invest up to $3,750 per purchase period. However, the ESPP imposes certain limitations on the number of shares that a participant may purchase. For example, employees may not purchase more than $25,000 worth of common stock under the ESPP in any one calendar year (determined on the basis of the market price on the first day of each purchase period).

Termination of Purchase Rights

A participating employee may voluntarily terminate his or her purchase right for any purchase period by notice on or prior to the 15th day of the last month of the purchase period. In such event, any amounts already collected for the purchase period will be refunded to the employee. Once the purchase right is terminated, the employee may not rejoin the ESPP until the start of a new purchase period.

If a participating employee’s employment terminates for any reason (including death or disability) prior to the 15th day of the last month of the purchase period, the purchase right will be terminated and amounts already collected for the purchase period will be refunded to the employee.

Transferability

Purchase rights cannot be assigned or transferred, except by will or the laws of inheritance.

Administration

The ESPP is administered by the Company through designated employees. As administrator, the Company is authorized to establish rules and regulations for administering the ESPP and to make determinations and interpretations with respect to the ESPP as the Company determines advisable.

Amendment and Termination of the ESPP

The Board may alter or amend the provisions of ESPP at any time, effective as of the start of the next purchase period. Additionally, and to the extent consistent with the requirements of Section 423 of the Code, our Chief Executive Officer may amend the ESPP to restrict the ability of an employee to make payroll deductions or lump sum deposits in one or more purchase periods if the employee terminates his or her purchase right or fails to meet his or her investment commitment as reflected in his or her lump sum deposit agreement or payroll deduction authorization.

However, with certain limited exceptions, no amendment may be made without approval of our shareholders if the amendment would change the number of shares which may be issued over the term of the ESPP.

U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the ESPP. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

The ESPP and the purchase rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code.

Amounts of a participant’s compensation withheld for the purchase of shares of our common stock under the ESPP will be subject to regular income and employment tax withholding as if such amounts were actually received by the employee. Other than this, no income will be taxable to a participant until sale or other disposition of the acquired shares. Under current law, no other withholding obligation applies to the events under the ESPP.

Tax treatment upon transfer of the purchased shares depends on how long the participant holds the shares. If the stock is disposed of more than two years after the first day of the purchase period and one year from the date of purchase, the participant would recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the participant’s purchase price or (ii) the excess of the fair market value of the shares on the first day of the offering period over the participant’s purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the periods described above and later sold at a sale price that is less than the participant’s purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the participant’s purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the participant purchased the shares over the participant’s purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period.

New Plan Benefits

Because benefits under the ESPP depend on the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees if they participate in the ESPP. During 2013, none of our NEOs or other executive officers participated in the ESPP. We issued an aggregate of 27,036 shares to our non-executive officer employees in 2013 under the ESPP.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT OF OUR 1994 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR PURCHASE THEREUNDER BY 500,000 SHARES.

PROPOSAL 4 — RATIFICATION OF PRINCIPAL INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our principal independent auditor for the fiscal year ending December 31, 2014. PricewaterhouseCoopers LLP has served us in this capacity for over 20 years. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to questions from the shareholders and to make a statement if the representative desires to do so.

Although ratification by the shareholders of the appointment of our principal independent auditor is not legally required, the Board believes that such action is desirable. If the shareholders do not approve this proposal, the Audit Committee will consider selecting another independent registered public accounting firm for fiscal year 2014 and future fiscal years.

Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2013 and 2012 were:

	2013	2012
Audit fees	$2,474,000	$2,550,900
Audit-related fees	189,752	171,268
Tax fees	91,224	91,280
All other fees	7,000	6,100

Total	$2,761,976	$2,819,548

Pursuant to the terms of its charter, the Audit Committee approves all audit and audit-related engagement fees and terms and all non-audit engagements with the principal independent auditor. The Chairman of the Audit Committee also has the authority to approve any non-audit engagements with the independent registered public accounting firm but must report any such approvals to the Audit Committee at its next meeting. Our Audit Committee was not called upon in the fiscal years ended December 31, 2013 or 2012 to approve, after the fact, any non-audit, review or attest services pursuant to the pre-approval waiver provisions of the auditor independence rules of the SEC and the Audit Committee charter.

The audit fees for the fiscal years ended December 31, 2013 and 2012 were for professional services rendered for the integrated audits of the Company’s consolidated financial statements and system of internal control over financial reporting, quarterly reviews, statutory audits required by foreign jurisdictions, comfort letters, consents, and review of documents filed with the SEC. The audit fees for the fiscal year ended December 31, 2012 reflect an adjustment of $29,614 of additional audit fees that were paid in 2013.

The audit-related fees for the fiscal years ended December 31, 2013 and 2012 were primarily for the audits of employee benefit plans and other attest services.

Tax fees for the fiscal year ended December 31, 2013 and 2012 were for services performed in connection with international tax compliance and transfer pricing services.

All other fees for the fiscal year ended December 31, 2013 and 2012 were for subscription fees for accounting and auditing research software.

The Audit Committee has considered and determined that the services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR PRINCIPAL INDEPENDENT AUDITOR FOR THE 2014 FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of three non-management directors, each of whom meets the independence and financial literacy requirements of the New York Stock Exchange. In addition, two of the three members qualify as “audit committee financial experts” as defined by the SEC.

The Audit Committee operates under a written charter adopted by the Board of Directors, which may be accessed on our website at www.rclinvestor.com. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

In accordance with the charter, the Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements; the qualifications and independence of the Company’s principal independent auditor; the performance of the Company’s internal audit function and principal independent auditor; and the Company’s compliance with legal and regulatory requirements in connection with the foregoing.

It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal controls over financial reporting. The internal auditor’s responsibility is to review and, when appropriate, audit the internal controls over financial reporting. The Company’s principal independent auditor has the responsibility to express an opinion on the financial statements and internal controls over financial reporting based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s principal independent auditor all annual and quarterly financial statements prior to their issuance. During 2013, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the principal independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the principal independent auditor matters relating to its independence, including the written disclosures and letter from the principal independent auditor to the Audit Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independence of the principal independent auditor.

The Audit Committee also has reviewed and discussed with management, the internal auditor and the principal independent auditor the Company’s internal controls report and the auditor’s attestation of the report.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

William L. Kimsey, Chairman

Bernt Reitan

Vagn O. Sørensen

PROPOSALS OF SHAREHOLDERS FOR NEXT YEAR

Proposals of shareholders intended to be considered for inclusion in our proxy statement for our 2015 Annual Meeting of Shareholders must be received by our Corporate Secretary no later than December 2, 2014 at our executive offices: 1050 Caribbean Way, Miami, Florida 33132. Such proposals will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company sponsored proxy statements. Any proposals for consideration at our next Annual Meeting, but not included in our proxy statement, must be received by the Corporate Secretary of the Company no later than January 12, 2015.

SOLICITATION OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by the Company on behalf of the Board. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally and by telephone or other electronic means. None of these employees will receive any additional or special compensation for assisting us in soliciting proxies. Georgeson Inc. has been retained to assist in soliciting proxies at a fee of approximately $13,000, plus distribution costs and other expenses. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

Under the SEC rules, delivery of one proxy statement and annual report to two or more investors sharing the same mailing address is permitted, under certain conditions. This procedure, called “householding”, applies to you if all of the following criteria are met:

(1)	You have the same address as other security holders registered on our books;

(2)	You have the same last name as the other security holders; and

(3)	Your address is a residential address or post office box.

If you meet these criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.

For Registered Shareholders

Only one proxy statement and annual report will be delivered to the shared mailing address. You will, however, still receive separate mailings of important and personal information, as well as a separate proxy card.

What do I need to do to receive just one set of annual disclosure materials?

You do not have to do anything. Unless Broadridge is notified otherwise within 60 days of the mailing of this notice, your consent is implied and only one set of materials will be sent to your household. This consent is considered perpetual, which means you will continue to receive a single proxy statement/annual report in the future unless you notify us otherwise.

What if I want to receive multiple sets of materials?

If you would like to receive multiple sets of materials, call or write Broadridge at 800-542-1061 or 51 Mercedes Way, Edgewood, NY 11717. A separate set of materials will be sent to you promptly.

What if I consent to have one set of materials mailed now, but change my mind later?

Call or write Broadridge to turn off the householding instructions for yourself. You will then be sent a separate proxy statement and annual report within 30 days of receipt of your instruction.

The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?

When there is an address change for one of the members of the household, materials will be sent directly to the shareholder at his or her new address.

ANNUAL REPORT ON FORM 10-K

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, ROYAL CARIBBEAN CRUISES LTD., 1050 CARIBBEAN WAY, MIAMI, FLORIDA 33132.

ANNEX A TO PROXY STATEMENT

Reconciliation of non-GAAP and GAAP financial measures

In the proxy statement, we have provided certain non-GAAP financial information to aid shareholders in better understanding our executive compensation programs. More specifically, we present Adjusted Earnings per Share for 2013, which adjusts GAAP Earnings per Share to exclude $56.9 million of restructuring and related impairment charges. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Adjusted Earnings per Share has been calculated as follows:

Year Ended December 31, 2013

Net Income	$473,692
Restructuring and related impairment charges	56,946

Adjusted Net Income	$530,638

Weighted-Average Shares Outstanding - Diluted	220,941

Earnings per Share - Diluted	$2.14
Restructuring and related impairment charges	0.26

Adjusted Earnings per Share - Diluted	$2.40

A-1

ANNEX B TO PROXY STATEMENT

ROYAL CARIBBEAN CRUISES LTD.

1994 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED TO DATE, INCLUDING THE PROPOSED AMENDMENT SET FORTH IN THE PROXY STATEMENT TO THE NUMBER OF SHARES RESERVED FOR PURCHASE UNDER THE PLAN)

-i-

ROYAL CARIBBEAN CRUISES LTD.

1994 EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE

This Employee Stock Purchase Plan (the “Plan”) is intended to encourage stock ownership by all eligible employees of Royal Caribbean Cruises Ltd. (the “Company”), and of any of its “subsidiary corporations” (as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)) that are designated by the Company as participating employers, through the grant of stock options. It is intended that options issued under this Plan shall constitute options issued under an “employee stock purchase plan,” within the meaning of section 423 of the Code.

2.	ADMINISTRATION

The Plan shall be administered by the Company. The Company shall have the authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan and options granted thereunder, and to make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable, including the determination of which subsidiary corporations (if any) will be participating employers in the Plan. In addition, the Company may correct any defect, supply any omission and reconcile any inconsistency in this Plan or in any option granted hereunder in the manner and to the extent it shall deem desirable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and its subsidiary corporations, officers and employees (including former officers and employees) of the Company and any subsidiary corporation, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

The Company may delegate any or all of its administrative authority under this Section 2 to one or more employees of the Company and/or to one or more third-party administrators. Any employee to whom administrative authority is delegated, in the course of exercising such authority, shall be acting in his capacity as an employee of the Company.

3.	ELIGIBILITY

(a) Except as provided below in this paragraph (a) and in paragraph (b) below, each employee of the Company (or of a subsidiary corporation designated by the Company as a participating employer) who has been employed by the Company (or such subsidiary corporation) for an aggregate of at least one year shall be granted an option as of the first business day on or after January 1, April 1, July 1 or October 1 (the “Grant Date”) immediately following his completion of such year of employment, and as of each succeeding Grant Date, to purchase the Company’s common stock, par value $0.01 (the “Common Stock”); provided such employee shall not be granted an option on a Grant Date if (i) he is not still employed by the Company or a designated subsidiary corporation as of such Grant Date, (ii) he is excluded from participation under paragraph (b) below, or (iii) he has received his maximum options for the calendar year under Section 9(e) or 9(k). The term of each option shall be three calendar months (i.e., January 1 to March 31, April 1 to June 30; July 1 to September 30, and October 1 to December 31) (the “Option Terms”). Employment with a company or business prior to its acquisition by the Company as a subsidiary corporation shall be considered employment by the Company for the sole purpose of determining whether the one-year-of-employment requirement has been met.

(b) An employee’s employment by the Company (or a subsidiary corporation) prior to his break in such employment of one year or longer shall be disregarded for purposes of determining, under subsection (a) above, whether the employee has been employed for at least one year. In addition, an employee will not be eligible to participate in the Plan if he is customarily employed by the Company or a designated subsidiary corporation for not more than five months in any calendar year. Also, in no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its “parent corporation” (as defined in section 424(e) of the Code) (if any) or of a subsidiary corporation. For purposes of determining stock ownership under this paragraph (b), the rules of section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee. Finally, an employee will not be eligible to participate in the Plan unless he complies with the participation rules set forth in Section 6, including the requirement that he file a payroll deduction agreement or lump sum deposit agreement at the time or times specified in Section 6.

4.	STOCK

The stock subject to the options shall be shares of the Company’s authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued under options shall not exceed [1,300,000] shares of Common Stock; provided that such number shall be adjusted if required by Section 9(h)(1).

5.	GRANT OF OPTION

(a) Aggregate Purchase Price of Shares Purchasable Under Option.  Subject to the limitation described in paragraph (c) below, each eligible employee shall be granted, as of each Grant Date, an option to purchase up to that number of whole and fractional shares of Common Stock which has an aggregate purchase price equal to $3,750.

(b) Number of Shares Purchasable Under Option.  Subject to the limitation described in paragraph (c) below, the number of shares actually purchasable for an Option Term shall equal $3,750 divided by the price per share. The “price per share” shall be the greater of (i) 85% of the average of the per share “fair market value” (as determined under Section 9(b)) as of the applicable Grant Date plus the per share fair market value as of the last business day of each calendar month in the Option Term; or (ii) the lesser of (A) 85% of the per share fair market value as of the applicable Grant Date or (B) 85% of the per share fair market value as of the last business day of the Option Term (the “Exercise Date”).

(c) Limitation on Number of Shares Purchasable Under Option.  Notwithstanding paragraphs (a) and (b) above, the aggregate number of whole and fractional shares purchasable under the option described in this Section 5 shall not exceed the lesser of (i) 150% of the number of shares of Common Stock determined by dividing $3,750 by 85% of the per share fair market value as of the applicable Grant Date or (ii) the limitations described in Sections 9(e) and 9(k).

6.	PARTICIPATION; PAYROLL DEDUCTIONS AND LUMP SUM DEPOSITS

(a) Each employee shall be notified of the terms of the Plan, of his eligibility (or future eligibility) to receive option grants under the Plan, and of his eligibility (or future eligibility) to participate in the Plan by making payroll deductions or lump sum deposits.

(b) An employee from whose compensation the Company is not prohibited by law from taking payroll deductions may elect to participate in the Plan by making payroll deductions (as a set dollar amount each pay, subject to the limits set forth in paragraph (d) below) for each Option Term in which he is eligible to participate. Payroll deduction agreements must be received by the Vice President, Human Resources (the “Plan Coordinator”), on or before the 15th calendar day of the last calendar month before the commencement of an Option Term. Payroll deductions under an employee’s payroll deduction agreement shall commence as of the first payroll period ending in the Option Term first beginning after the employee’s submission of his agreement, and shall continue from Option Term to Option Term until the employee’s employment terminates, subject to the employee’s right to abandon his option for an Option Term under Section 8. Notwithstanding the preceding sentence, an employee may elect to begin or terminate his payroll deductions, or to increase or decrease his rate of payroll deductions, for the immediately following Option Term by mailing or delivering a new payroll deduction agreement, which must be received by the Plan Coordinator on or before the 15th calendar day of the last calendar month before the commencement of such Option Term.

(c) An employee from whose compensation the Company is prohibited by law from taking payroll deductions, or any other employee who does not elect to make payroll deductions, may participate in the Plan by making a lump sum deposit for any Option Term in which he is eligible to participate. A lump sum deposit agreement, specifying the maximum dollar amount the employee intends to contribute for the Option Term, must be received by the Plan Coordinator (or his delegate), on or before the 15th calendar day of the last calendar month before the commencement of each Option Term for which the employee wishes to make a lump sum deposit. The lump sum deposit itself, equal to the maximum dollar amount specified or any lesser amount (subject to the limits set forth in paragraph (d) below), must be received by the Plan Coordinator on or before the 15th calendar day of the last calendar month in the Option Term. An employee who makes a lump sum deposit for an Option Term before such 15th calendar day may subsequently elect to abandon his option for such Option Term under Section 8.

(d) An employee from whose compensation the Company is not prohibited by law from taking payroll deductions may elect to make either payroll deductions or a lump sum deposit, but not both, for a particular Option Term. The total payroll deductions or lump sum deposit for any employee for an Option Term must equal at least $120. The maximum total payroll deductions or lump sum deposit for any employee for an Option Term may not exceed $3,750.

(e) Each employee who has satisfied the eligibility requirements of Section 3 but who has elected to abandon (or is deemed to have abandoned) his option in accordance with Section 8 for an Option Term, shall be granted an option in accordance with Section 5 in subsequent Option Terms, provided he continues to meet the eligibility requirements of Section 3. However, if such an employee is described in paragraph (b) above, he must submit a new payroll deduction agreement under paragraph (b) above in order to begin payroll deductions in a subsequent Option Term. If such an employee is described in paragraph (c) above, he must submit a new lump sum deposit agreement under paragraph (c) above in order to make a lump sum deposit in a subsequent Option Term.

(f) Electing payroll deductions or making a lump sum deposit in any Option Term will not constitute a contract to purchase any of the option shares.

(g) An employee who fails to participate in the Plan for an Option Term in the manner and within the time provided under this Section 6 shall be deemed to have abandoned the option granted to him for such Option Term and shall have no further rights under the Plan for that Option Term.

7.	EXERCISE OF OPTION

As of the last business day of an Option Term, unless the employee has abandoned his option in accordance with Section 8 (or is deemed to have abandoned his option under Section 6(g)), each employee will be deemed to have exercised his option for such number of shares (including fractional shares) of Common Stock as his accumulated payroll deductions or lump sum deposit shall be sufficient to pay for, subject to the limitations of Sections 4, 5, 9(e) and 9(k).

8.	EMPLOYEE’S RIGHT TO ABANDON OPTION

(a) At any time during an Option Term, up to and including the 15th calendar day of the last calendar month of the Option Term, an employee may elect to abandon his option and withdraw the payroll deductions (if any) or the lump sum deposit (if any) credited to his account under the Plan by giving written notice to the Company. In order for such abandonment to be effective for the Option Term, the employee’s written notice must be received by the Plan Coordinator on or before such day. All of such employee’s payroll deductions or the lump sum deposit credited to his account will be refunded to him (without interest) as soon as practicable after receipt of his notice of withdrawal, and, in the case of an employee who had authorized payroll deductions, no further payroll deductions will be made from his pay as of the first pay date occurring at least 10 business days after the Plan Coordinator receives the employee’s written notice, and for the remainder of that Option Term. (If the first pay date occurs fewer than 10 business days after the written notice of abandonment is received, the scheduled deduction may be taken from the employee’s pay for that period, but will be refunded to the employee, along with his other accumulated deductions for the Option Term, in accordance with this paragraph (a).) The employee shall have no further option or right of any nature at any subsequent time as to any shares so abandoned.

(b) An employee’s withdrawal from an Option Term will not have any effect upon his eligibility to participate in any subsequent Option Term, or any similar plan which may hereafter be adopted by the Company.

9.	TERMS AND CONDITIONS OF OPTIONS

Stock options granted pursuant to the Plan shall be subject to such conditions as the Company shall recommend, provided that all employees granted such options shall have the same rights and privileges (except as otherwise required by applicable law), and provided further that such options shall comply with and be subject to the terms and conditions set forth below.

(a) Employee Notification and Agreement.  Employees shall be notified (i) of the requirements they must meet to be granted options under the Plan, (ii) about the terms and conditions of such options, and (iii) that any employee eligible to be granted options under the Plan may request a copy of the Plan. An employee’s agreement to the terms of an option will be evidenced by his submission of a payroll deduction agreement or a lump sum deposit agreement for an Option Term.

(b) Option Price.  The per share option price for an Option Term shall be determined as set forth in Section 5(b). In making such determination, during such time as the stock is listed upon an established stock exchange or exchanges, “fair market value” shall be deemed to be the mean between the highest and lowest quoted selling prices on the day the option is granted, on the day the option is exercised, or on one of the additional two business days used to calculate the average value under Section 5(b), as applicable. During such time as such stock is not listed upon an established stock exchange, the fair market value per share on such days shall be determined by the Company by a method sanctioned by the Code, or rules and regulations thereunder. The fair market value per share on any day is to be determined in accordance with Treas. Reg. §§ 1.421-7(e) and 20.2031-2. Subject to the foregoing, the Company shall have full authority and be fully protected in fixing the option price.

(c) Medium and Time of Payment.  The option price shall be payable in United States dollars upon the exercise of the option and shall be payable only by accumulated payroll deductions or a lump sum deposit made in accordance with Section 6.

(d) Term of Option.  No option may be exercised after the end of the Option Term in which the option was granted.

(e) Accrual Limitation.  No option shall permit the right of an employee to purchase stock under all employee stock purchase plans, intended to qualify under section 423 of the Code, of the Company and its parent corporation (if any) and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time options are granted) for each calendar year in which the option is outstanding at any time. (The maximum number of shares of Common Stock an employee may purchase under options under this Plan for the first Option Term in a calendar year for which the employee receives an option is determined by dividing (i) $25,000 by (ii) the per share fair market value of Common Stock on the Grant Date of such Option Term. The maximum number of shares of Common Stock the employee may purchase under options under this Plan for any succeeding Option Term in a calendar year is determined by dividing (i) $25,000 by (ii) the per share fair market value of Common Stock on the Grant Date of such Option Term, and then subtracting from the quotient the total number of shares of Common Stock purchasable by the employee under options granted in the preceding Option Term(s) of the calendar year. Such total number of shares purchasable shall be calculated as if the employee had elected for each preceding Option Term payroll deductions or a lump sum deposit equal to $3,750, and shall be subject to the 150% limit on the number of shares purchasable set forth in Section 5(c).) For purposes of this paragraph (e), (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year; (ii) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year; and (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

(f) Termination of Employment.  An option under this Plan granted to an employee who ceases to be employed by the Company or a subsidiary corporation during an Option Term for any reason (including disability or death) after the 15th calendar day of the last calendar month of the Option Term, shall be exercised for such number of whole or fractional shares as the individual’s accumulated payroll deductions or lump sum deposit shall then be sufficient to pay for in full (subject to the restrictions in Sections 4, 5, 8, 9(e) and 9(k)) as of the end of such Option Term. If such an employee ceases to be employed by the Company or a subsidiary corporation during an Option Term for any reason (including disability or death) on or before the 15th calendar day of the last calendar month of the Option Term, such individual’s option shall not be exercised, and his accumulated payroll deductions or lump sum deposit shall be refunded (without interest) to him (or, in the event of his disability or death, to his or his estate’s personal representative). No further grants of stock options under this Plan shall be made on behalf of an individual described in this paragraph (f) unless and until such individual again satisfies the eligibility requirements of Section 3.

Whether an authorized leave of absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Company subject to applicable law, which determination shall be final and conclusive.

(g) Nontransferability.  Neither payroll deductions or a lump sum deposit credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock or a return of payroll deductions or a lump sum deposit under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. Any option may be exercised during the employee’s lifetime only by the employee.

(h) Recapitalization.

(1) Subject to any required action by the stockholders, the number of shares of Common Stock provided for in Section 4 and the number covered by each outstanding option (and the price per share thereof in each such option), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares affected, without receipt of consideration by the Company.

(2) Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, provided that each employee granted an option under this Plan shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his option.

(3) In the event of a change in the Common Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

(4) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Company, whose determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an “employee stock purchase plan” within the meaning of section 423 of the Code.

(5) Except as hereinbefore expressly provided in this paragraph (h), an employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

(6) The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(i) Rights as a Stockholder.  An employee or a transferee of an option (as described in paragraph (f) above) shall have no rights as a stockholder with respect to any shares covered by his option until, and only to the extent that, he exercises his option under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such option is exercised, except as provided in paragraph (h) above.

(j) Investment Purpose.  Each option under the Plan shall be granted on the condition that the purchase of stock thereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

(k) Adjustment in Number of Shares Exercisable.  If the aggregate number of shares purchased under options granted under the Plan exceeds the aggregate number of shares of Common Stock specified in Section 4, the Company shall make a pro rata allocation of the shares available for distribution so that the limit of Section 4 is not exceeded, and the balance of payroll deductions or the lump sum deposit credited to the account of each participating employee shall be returned to him as promptly as possible.

(l) Other Provisions.  The option agreements authorized under the Plan may contain such provisions as the Company shall deem advisable, provided that no such provision may in any way be in conflict with the terms of the Plan.

10.	AMENDMENT OF THE PLAN

(a) The Company’s Board of Directors may, from time to time, with respect to any shares not subject to options, suspend, discontinue, revise or amend the Plan in any respect whatsoever except that no such revision or amendment may permit the granting of options under this Plan to persons other than employees of the Company, its parent corporation or a subsidiary corporation, or otherwise cause options issued under it to fail to meet the requirements of section 423 of the Code.

(b) In addition, if he deems it advisable, the Chief Executive Officer of the Company may approve and execute an amendment(s) to the Plan restricting the ability of an employee to make payroll deductions or a lump sum deposit in one or more Option Terms subsequent to an Option Term in which the employee has abandoned his option under Section 8, provided the amendment(s) are consistent with the requirements for employee stock purchase plans under section 423 of the Code.

(c) Notwithstanding paragraph (a) above, the Plan may not, without the approval of a majority of the votes cast at a duly held stockholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, be amended in any manner that will change the number of shares subject to the Plan.

11.	EFFECTIVE DATE OF PLAN

The Plan will become effective as of November 19, 1993, subject, however, to approval of a majority of the votes cast at a duly held stockholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan. If the Plan is not so approved, the Plan shall nevertheless be effective, but options issued under the Plan shall not constitute options issued under an “employee stock purchase plan,” within the meaning of section 423 of the Code.

12.	ABSENCE OF RIGHTS

The granting of an option to a person shall not entitle that person to continued employment by the Company or a subsidiary corporation or affect the terms and conditions of such employment. The Company, its parent corporation (if any) and any subsidiary corporation shall have the absolute rights, in their discretion, to terminate an employee’s employment, whether or not such termination may result in a partial or total termination of his option under this Plan.

13.	APPLICATION OF FUNDS

The proceeds received by the Company from the sale of Common Stock pursuant to options will be used for general corporate purposes.

14.	MISCELLANEOUS

(a) The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

(b) Florida law shall govern all matters relating to this Plan except to the extent it is superseded by United States federal law.

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ROYAL CARIBBEAN CRUISES LTD. 1050 CARIBBEAN WAY MIAMI, FL 33132-2096 ATTN: INVESTOR RELATIONS

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M70653-P50655	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ROYAL CARIBBEAN CRUISES LTD.
The Board of Directors recommends you vote
FOR the following proposals:

1.	Election of Directors	For	Against	Abstain

	1a. John F. Brock	☐	☐	☐

	1b. Eyal M. Ofer	☐	☐	☐

	1c. William K. Reilly	☐	☐	☐

	1d. Vagn O. Sørensen	☐	☐	☐

	1e. Arne Alexander Wilhelmsen	☐	☐	☐	For	Against	Abstain

2.	Advisory approval of the Company’s compensation of its named executive officers.				☐	☐	☐

3.	Approval of the amendment to the Company’s 1994 Employee Stock Purchase Plan.				☐	☐	☐

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.				☐	☐	☐

NOTE: THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE THE PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

M70654-P50655

ROYAL CARIBBEAN CRUISES LTD.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 2014

The undersigned hereby appoints Richard D. Fain and Jason T. Liberty, and each of them, as the undersigned’s attorneys and agents to vote as Proxy for the undersigned, as herein stated, at the annual meeting of shareholders of Royal Caribbean Cruises Ltd. to be held at the JW Marriott Marquis Miami, 255 Biscayne Boulevard Way, Miami, Florida on Monday, May 12, 2014 at 9:00 A.M. EDT, and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse side and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 1, 2014, and Annual Report to Shareholders for 2013.

Continued and to be signed on reverse side